                                                                    EXHIBIT 10.5

================================================================================



                          PURCHASE AND SALE AGREEMENT


                                  by and among



                    WILSHIRE REAL ESTATE PARTNERSHIP L.P.,
                        a Delaware limited partnership

                                      and

                          WILSHIRE PROPERTIES 1 INC.
                             an Oregon corporation



                          Dated as of April ___, 1998


================================================================================

                               TABLE OF CONTENTS
                               -----------------



RECITALS..................................................................  1

TERMS OF AGREEMENT........................................................  1

1.     PURCHASE AND SALE AGREEMENT........................................  1
       1.1   Purchase and Sale............................................  1
       1.2   Assumption of Obligations....................................  1
       1.3   Assignment of Certain Rights.................................  1
       1.4   Prorations...................................................  2

2.     THE PROPERTY.......................................................  2
       2.1   Land.........................................................  2
       2.2   Buildings and Other Improvements.............................  2
       2.3   Tangible Personal Property...................................  2
       2.4   Leases.......................................................  2
       2.5   Appurtenances................................................  2
       2.6   Intangible Personal Property.................................  2

3.     PURCHASE PRICE.....................................................  3
       3.1   Purchase Price...............................................  3

4.     CLOSING............................................................  3
       4.1   Conditions to Obligations of Purchaser.......................  3
       4.2   Conditions to Obligations of Seller..........................  4
       4.3   Time and Place...............................................  5
       4.4   Closing Items................................................  5
       4.5   Transfer Taxes and Other Closing Costs.......................  6
       4.6   Default and Remedies.........................................  6
             a.  Remedies.................................................  6
             b.  Failure to Obtain Consents...............................  6
       4.7   Failure of Closing to Occur..................................  7

5. REPRESENTATIONS AND WARRANTIES.........................................  7
       5.1   Representations and Warranties of the Purchaser to the Seller  7
             a.  Organization.............................................  7
             b.  Authorization............................................  7
             c.  Consents and Approvals...................................  7
             d.  No Violation.............................................  7
       5.2   Representations, Warranties and Indemnities of Seller........  8
             a.  Notice from Governmental Agencies........................  8
             b.  Defects..................................................  8

             c.  Environmental Matters....................................  8
             d.  Service Contracts........................................  8

6. COVENANTS OF SELLER....................................................  8

7. FURTHER ASSURANCES.....................................................  9

8. MISCELLANEOUS..........................................................  9
       8.1   Integration..................................................  9
       8.2   No Assignment................................................  9
       8.3   Amendments...................................................  9
       8.4   Governing Law................................................  9
       8.5   Notices......................................................  9
       8.6   Waiver....................................................... 10
       8.7   Counterparts................................................. 10
       8.8   Time of the Essence.......................................... 10
       8.9   Expenses..................................................... 10
       8.10  Headings..................................................... 10
       8.11  Severability................................................. 10
       8.12  Statutory Disclosure......................................... 10


EXHIBIT AND SCHEDULE LIST

                                                                   Section First
Exhibits                                                              Referenced

Exhibit A              Land Description                                Recital A
Exhibit B              Permitted Exceptions                          Section 4.4

EXHIBIT AND SCHEDULE LIST

                                                                   Section First
Exhibits                                                              Referenced

Exhibit A              Land Description                                Recital A
Exhibit B              Permitted Exceptions                          Section 4.4

                          PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of April __, 1998 by and among Wilshire Real Estate Partnership L.P., a Delaware limited partnership ("Purchaser"), and Wilshire Properties 1 Inc., an Oregon corporation ("Seller").


                                    RECITALS

   A. Seller is the owner of certain land located in Portland, Oregon as more particularly described in Exhibit A, and the buildings, structures and other improvements situated thereon, together with all tangible personal property, leases, appurtenances and intangible personal property, as more particularly defined in Section 2 (collectively, the "Property").
           ---------

   B. The Property is commonly known as 1776 SW Madison and the Taylor Street Buildings.

   C. Seller desires to sell the Property to the Purchaser, and Purchaser desires to purchase such Property from the Seller upon the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                               TERMS OF AGREEMENT

 1.     PURCHASE AND SALE AGREEMENT.

        1.1  Purchase and Sale.  At the Closing (as hereinafter defined) and
             -----------------
subject to the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser the Property and Purchaser agrees to purchase from Seller the Property.

        1.2  Assumption of Obligations.  Except as otherwise expressly provided
             -------------------------
herein, upon the Closing, Purchaser shall assume the contractual obligations of Seller under all loans, leases, contracts, and other agreements or other obligations of Seller relating to the Property (other than debt that is non recourse to Seller) to the extent such obligations relate to periods commencing after the Closing Date.

        1.3  Assignment of Certain Rights.  Effective upon the Closing, Seller,
             ----------------------------
without representation or warranty, hereby assigns to Purchaser all of its rights and interests, if any, including rights to indemnification in favor of Seller, under the agreements pursuant to which Seller or its affiliates initially acquired the Property transferred pursuant to this Agreement.

        1.4  Prorations.  On the Closing Date (as hereinafter defined), or as
             ----------
promptly as practicable following the Closing Date, to the extent such matters are not the right or responsibility of a tenant or tenants of the Property, all revenues and all charges that are customarily prorated in transactions of this nature, including accrued rent, overpaid taxes or fees, real and personal property taxes, utilities, interest on mortgage debt encumbering the Property, and other similar periodic charges and operating expenses receivable or payable with respect to the Property shall be ratably prorated between the Purchaser and the Seller effective as of the Closing Date.

 2. THE PROPERTY. The Property to be sold and purchased under this Agreement is as follows:

        2.1  Land.  The Land, as is described in Exhibit A.
             ----

        2.2  Buildings and Other Improvements.  All existing buildings,
             --------------------------------
structures and other improvements located upon the Land, including, without limitation, maintenance facilities, landscaping improvements, paving, walkways, road improvements, parking facilities, and all other improvements of whatever kind which have previously been made, installed or erected and are now located on any part of the Land (collectively, the "Improvements").

        2.3  Tangible Personal Property.  All of Seller's right, title and
             --------------------------
interest in and to tangible personal property utilized in the operation of the Land and Property, including, without limitation, all of Seller's right, title and interest in the following tangible personal property: equipment, fixtures, and all other tangible personal property of Seller which is used, or which has been acquired for use, in the operation of the Land and Improvements (the "Tangible Personal Property").

        2.4  Leases.  All of Seller's right, title and interest in and to the
             ------
leases and rental agreements, together with any modifications, extensions or renewals thereof, affecting the Property or any part thereof (the "Leases").

        2.5  Appurtenances.  All of Seller's right, title and interest in and to
             -------------
all appurtenances, rights, including reversionary rights, easements, covenants, conditions, servitudes of any kind or nature and privileges belonging to or running with the Land, including, without limitation, all of Seller's right, title and interest in and to any and all land laying in the bed of any street, road, cul-de-sac, alley or access way, open or closed, existing, vacated or proposed, adjoining, adjacent to or contiguous to the Land, all awards for damage to the Land or taking by eminent domain or the change in the grade of any street adjoining the Land, all strips and gores of land adjoining or surrounded by the Land, and all zoning and land use entitlement and development rights pertaining to the Land (the "Appurtenances").

        2.6  Intangible Personal Property.  All intangible personal property now
             ----------------------------
owned by Seller, or in which Seller has any interest on the Closing Date, which is used in, or which has been acquired for use in, the operation of the Land or Property (the "Intangible Property"), including by way of example and not by limitation:

             a. All of the maintenance, service, advertising and other like contracts and agreements (including equipment leases) with respect to the ownership, use and operation of the Property (the "Service Contracts");

             b. All licenses, entitlements, permits, certificates of occupancy and other governmental approvals issued or granted in connection with the Property;

             c. All trade names, trademarks and logos associated with the use of the Property; and

             d. All right, title and interest of the Seller in and to all other intangible personal property owned or held by the Seller or with respect to which Seller has any right, title, claim, interest, or estate, in, to, under or with respect to the Property and the other assets of the Seller (including, without limitation, claims and choices in action) relating to the Property.

The Intangible Property and the Tangible Personal Property are the "Personal Property".

 3.     PURCHASE PRICE.

        3.1  Purchase Price.  The Purchase Price for the Property shall be
             --------------
$4,400,000, allocated $1,800,000 to 1776 SW Madison and $2,600,000 to the Taylor
Street Buildings.  The Purchase Price shall be paid as follows:

             a. Purchaser will pay $886,637 in cash at closing for 1776 SW Madison and $1,424,205 in cash at closing for the Taylor Street Buildings.

             b. Purchaser shall assume at closing the existing deed of trust on 1776 SW Madison securing a promissory note in favor of Bank of America National Trust & Savings Association with a present unpaid principal balance of approximately $913,363 and the existing deed of trust on the Taylor Street Buildings securing a promissory note in favor of Bank of America National Trust & Savings Association with a present unpaid principal balance of approximately $1,175,795. In the event the unpaid principal balance of the notes shall be more or less than the amount above stated, the difference shall be adjusted in the cash payment due upon the closing date.

 4.     CLOSING

        4.1  Conditions to Obligations of Purchaser.  The obligations of the
             --------------------------------------
Purchaser to effect the transactions contemplated hereby shall be subject to the following additional conditions:

             a. The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

             b. Each of the obligations of Seller to be performed by it under this Agreement shall have been duly performed by it in all material respects on or before the Closing Date;

             c. Concurrently with the Closing, the Seller shall have executed and delivered, or caused to be delivered, to the Purchaser the documents required to be delivered pursuant to Section 4.4 hereof;

             d. Seller shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

             e. Seller shall not have breached any of its covenants contained herein in any material respect;

             f. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

             g. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the Property;

   Any or all of the foregoing conditions may be waived by the Purchaser in its sole and absolute discretion.

        4.2  Conditions to Obligations of Seller.  The obligations of Seller to
             -----------------------------------
effect the transactions contemplated hereby shall be subject to the following additional conditions:

             a. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects on the dates such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

             b. Each of the obligations of the Purchaser to be performed by it under the Agreement shall have been duly performed by it in all material respects on or before the Closing Date;

             c. Concurrently with the Closing, the Purchaser shall have executed and delivered to the Seller the documents required to be delivered pursuant to Section 4.4 hereof;

             d. The Purchaser shall have obtained all consents or approvals of governmental authorities or third parties necessary for the consummation of the transactions contemplated hereby which it is required to obtain;

             e. Purchaser shall not have breached any of its covenants contained herein in any material respect;

             f. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

             g. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the financial condition of Purchaser.

   Any or all of the foregoing conditions may be waived by any Seller in its sole and absolute discretion.

        4.3  Time and Place.  The date, time and place of the transactions
             --------------
contemplated hereunder shall be at 10 a.m. in the office of First American Title Insurance Company, 200 SW Market Street, Suite 1776, Portland, Oregon 97201-5986 on or before April 6, 1998 or such other place and time as the parties may mutually agree (the "Closing" or "Closing Date"). The transfers described in
Section 4 of this Agreement and all closing deliveries shall be deemed concurrent for all purposes.

        4.4  Closing Items.  At the Closing, the parties shall make, execute,
             -------------
acknowledge and deliver, or cause to be delivered, the legal documents and other items necessary to carry out the intention of this Agreement and to convey valid and marketable title to the Property from Seller to Purchaser, which documents and other items shall include the following:

             a. Seller shall deliver duly executed, recordable, special warranty deeds conveying the Property to the Purchaser subject to the permitted exceptions described in attached Exhibit B (the "Deed").

             b. Seller and Purchaser shall deliver an assignment and assumption of lessor's interest in lease duly executed by Seller and the Purchaser [, in form and substance satisfactory to Purchaser].

             c. Seller shall deliver an assignment of intangible personal property duly executed by Seller [, in form and substance satisfactory to Purchaser].

             d. Seller shall deliver a bill of sale duly executed by Seller [, in form and substance satisfactory to Purchaser].

             e. Seller shall cause to be issued to the Purchaser owner's policies of title insurance issued as of the Closing Date for the Property, in form acceptable to Purchaser in the amount of $1,800,000 for 1776 SE Madison and $2,600,000 for the Taylor Street Buildings (the "Title Policy").

             f. Seller shall deliver possession at the Property of any books and records relating to the Property maintained by or for the Seller, including complete originals of all Leases, documents in tenant files, and Service Contracts.

             g. Seller shall deliver an affidavit from Seller, stating under penalty of perjury: (i) the Seller's United States Taxpayer Identification Number, (ii) that Seller is not a foreign person pursuant to section 1445(b)(2) of the Code, and (iii) that the transaction contemplated hereby does not require the Purchaser to comply with any withholding or similar requirements under the laws of the state where the Property is located.

             h. Certificates of Insurance, evidencing insurance maintained for the Properties as required by existing mortgages and loan agreements pertaining to the Property, or as reasonably required by Purchaser.

             i. Seller shall deliver to Purchaser or its nominee the deposits under the Leases.

             j. Seller shall deliver possession of any keys to the Property in possession of Seller.

             k. Each of the parties shall deliver any other documents, instruments, agreements, actions, or items reasonably necessary and appropriate to consummate the transactions contemplated by this Agreement.

        4.5  Transfer Taxes and Other Closing Costs. Seller shall pay the
             --------------------------------------
premium for the standard owner's policies of title insurance. Seller and Purchaser shall each pay one-half of the escrow fees and any transfer tax. Purchaser shall pay the recording fees.

        4.6  Default and Remedies.
             --------------------

             a.  Remedies.  The parties shall, subject to the terms and
                 --------
conditions of this Agreement, each have such rights and remedies as are available at law or in equity with respect to a breach or default by any other party hereunder, except that no party shall be entitled to recover from another consequential damages.

             b.  Failure to Obtain Consents.  In the event that Seller shall be
                 --------------------------
unable to obtain any consent required to consummate the transactions contemplated hereunder with respect to the Property, then such failure shall not constitute a default by Seller under this Agreement so long as it used reasonable commercial efforts to obtain such consent. In the event that despite reasonable commercial efforts to obtain said consent, the necessary consents are not obtained prior to 5 days before the Closing Date, the Purchaser shall have the right to terminate this Agreement and upon such termination no party shall have any liability or damages whatsoever to any other party hereunder.

        4.7  Failure of Closing to Occur.  If, for any reason, the Closing does
             ---------------------------
not occur on or before April 6, 1998 or such later date mutually agreed to in writing, this Agreement will terminate, and except as otherwise provided in this Agreement, any and all rights or obligations hereunder shall cease and no longer be binding on the parties hereto and no party shall thereafter have any liability or obligation hereunder to any other party arising under this Agreement.

 5.     REPRESENTATIONS AND WARRANTIES.

        5.1  Representations and Warranties of the Purchaser to the Seller.  The
             -------------------------------------------------------------
Purchaser hereby represents and warrants to the Seller that:

             a.  Organization.  The Purchaser are duly organized, validly
                 ------------
   existing and in good standing under the laws of the respective jurisdictions of formation. The Purchaser has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

             b.  Authorization.  The execution, delivery and performance of this
                 -------------
   Agreement by the Purchaser has been duly and validly authorized by all necessary action of such party. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

             c.  Consents and Approvals.  No consent, waiver, approval or
                 ----------------------
   authorization of any third party is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby (other than consents to be obtained by Seller pursuant to Section 6.2), except any of the foregoing that shall have been satisfied or waived prior to the Closing Date.

             d.  No Violation.  None of the execution, delivery or performance
                 ------------
   of this Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of acceleration, termination or cancellation of (A) the organizational documents, including articles and bylaws, if any, of the Purchaser; (B) any material agreement, document or instrument to which the Purchaser is a party or by which any of it or any of its property is bound, (C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Purchaser or by which it or any of its assets or properties are bound or subject, or (D) any statute, rule, regulation or law applicable to any of the Purchaser or (ii) result in the creation of any lien upon the Property.

        5.2  Representations, Warranties and Indemnities of Seller.  Seller
             -----------------------------------------------------
represents and warrants to and covenant with Purchaser as follows:

             a.  Notice from Governmental Agencies.  Seller has not received nor
                 ---------------------------------
is Seller aware of any notification from any governmental agency having jurisdiction requiring any work to be done on or affecting the Property in order for it to conform to applicable building codes or other statutes or regulations.

             b.  Defects.  Seller hereby warrants that to the best of its
                 -------
knowledge the Property and the improvements thereon do not violate the applicable building or zoning regulations and that it is unaware of any material defect in the Property or the improvements thereon.

             c.  Environmental Matters.  Seller has no current actual knowledge
                 ---------------------
without further investigation of any hazardous materials on the Property, except those hazardous materials normally and lawfully used in connection with the Property.

             d.  Service Contracts.  All Service Contracts were entered into
                 -----------------
in good faith in the ordinary course of business on commercially reasonable terms.


 6.     COVENANTS OF SELLER

        6.1 From the date hereof through the Closing, Seller shall operate and maintain the Property in the ordinary course, consistent with past practice. Seller shall maintain the Property in substantially its present order and condition and make all reasonably necessary repairs and replacements consistent with a reasonably prudent maintenance and repair program followed by owners of similar property in the vicinity of the Property (including the establishment of reasonable budgeted items for repair, maintenance, and capital improvements), and shall deliver the Property on the date of Closing in substantially the same condition it was on the date of the physical inspection performed by the Purchaser, reasonable wear and tear excepted. Without limiting the foregoing, no fixtures, equipment or other Tangible Personal Property shall be removed from the Property unless prior to Closing the same are replaced with similar items of at least equal quality and value. Seller shall not:

             a. Enter into any material transaction not in the ordinary course of business with respect to the Property;

             b. Sell or transfer any of the Property, except sales in the ordinary course of business;

             c. Mortgage, pledge or encumber (or permit to become encumbered) any of the Property, except (x) liens for taxes not due, (y) mechanics' liens being disputed by Seller in good faith and by appropriate proceedings;

             d. Amend, modify or terminate any material agreements or other instruments relating to the Property; or

             e. Materially alter the manner of keeping its books, accounts or records pertaining to the Property or the accounting practices therein reflected.

        6.2 Seller shall use its best efforts to obtain any approvals, waivers or other consents of third parties required to effect the transactions contemplated by this Agreement.

7. FURTHER ASSURANCES. Each party shall take such other actions and execute such other documents following the Closing as may reasonably be requested in order to effect the transactions contemplated hereby.

8.      MISCELLANEOUS.

        8.1  Integration.  All understandings and agreements heretofore had
             -----------
among Seller and Purchaser with respect to the purchase and sale of the property by Seller to Purchaser are set forth in this Agreement and the other documents and agreements to be delivered hereunder which fully and completely express the agreements of the parties with respect thereto.

        8.2  No Assignment.  Neither this Agreement nor any interest hereunder
             -------------
shall be assigned or transferred by any party hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon each party hereto and their respective successors and assigns.

        8.3  Amendments.  This Agreement shall not be modified or amended except
             ----------
in a written document signed by the parties hereto.

        8.4  Governing Law.  This Agreement shall be governed and interpreted in
             -------------
accordance with the laws of the State of Oregon.

        8.5  Notices.  All notices, requests, demands or other communications
             -------
required or permitted under this Agreement shall be in writing and delivered either personally, or by certified mail, return receipt requested, postage prepaid, or by overnight courier (such as Federal Express), or by facsimile transmission, addressed as follows:

             If to the Purchaser:   Wilshire Real Estate Partnership, L.P.
                                    1776 SW Madison Street
                                    Portland, Oregon  97205
                                    Attention: Lawrence A. Mendelsohn, President

             If to Seller:          1776 SW Madison
                                    Portland, Oregon  97205
                                    Attention: Lawrence A. Mendelsohn, President

All notices given in accordance with the terms hereof shall be deemed delivered when delivered personally or otherwise received. Any party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 8.5.

   8.6  Waiver.  No waiver shall be effective against any party unless it is in
        ------
a writing signed by that party.

   8.7  Counterparts.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   8.8  Time of the Essence.  Time is of the essence of this Agreement.
        -------------------

   8.9  Expenses.  Except as otherwise set forth in writing among the parties,
        --------
each party shall bear its own expenses, including counsel fees, in the performance of this Agreement.

   8.10 Headings.  The headings in this Agreement are intended solely for
        --------
convenience of reference and shall be given no effect in construction or interpretation of this Agreement.

   8.11 Severability.  The invalidity or unenforceability of any provision of
        ------------
this Agreement shall not impair the validity or enforceability of any other provision.

   8.12 Statutory Disclosure.  THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT
        --------------------
BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN 0RS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                     PURCHASER

                           WILSHIRE REAL ESTATE PARTNERSHIP L.P., a
                           Delaware limited partnership

                           By:  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.,
                                a Delaware corporation, sole general partner of Purchaser


                                --------------------------------------------
                                 Lawrence A. Mendelsohn, President

                     SELLER

                            WILSHIRE PROPERTIES 1 INC.,
                            an Oregon corporation


                            By:
                               ---------------------------------------------
                                Lawrence A. Mendelsohn, President

                                   EXHIBIT A
                                1776 SW Madison

Lots 7, 8, 9, 10 and 11, Block 2, DAVENPORT TRACT, in the City of Portland, County of Multnomah and State of Oregon, EXCEPT that portion of Lots 7 and 8 taken for widening of S.W. 18th Avenue.

                                   EXHIBIT A
                            Taylor Street Buildings



   PARCEL 1: Lots 3 and 4, Block 328, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

   PARCEL 2: The East 43 feet of the South 7 feet of Lot 6 and the East 43 feet of Lot 5, Block 328, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

   PARCEL 3: Lots 1 and 2, Block 329, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

                                   EXHIBIT B
                             1776 SW Madison Street


   1.     City Liens, if any, of the City of Portland.

   2.     Easement Agreement, including the terms and provisions thereof,
   Dated:       :      January 1, 1990
   Recorded     :      March 9, 1990 in Book 2282, page 501
   Between      :      1776 Madison Building Partnership, an Oregon general
                       partnership and Acres Investment Company, an Oregon general partnership

   3. Trust Deed, including the terms and provisions thereof, given to secure an indebtedness of $923,500.00
   Dated        :      October 1, 1996
   Recorded     :      October 31, 1996 as Fee No. 96165492
   Grantor      :      Wilshire Properties 1 Inc., an Oregon corporation
   Trustee      :      First American Title Insurance Company
   Beneficiary  :      Bank of America National Trust and Savings Association

   [4.    Unrecorded leases or periodic tenancies, if any.]

                                   EXHIBIT B
                            Taylor Street Buildings


   1.  City Liens, if any, of the City of Portland.

   2.  Conditions and Restrictions contained in Zone Code Variance No. VZ 82-85,
Recorded       :     July 23, 1985 in Book 1838, page 1820

   3. Conditions and Restrictions contained in Design Review File No. LUR 92-00095 DZ,
Recorded       :     April 16, 1992 in Book 2530, page 1852

   4.  Trust Deed, including the terms and provisions thereof, given to secure an indebtedness of $1,190,000.00
   Dated       :   October 1, 1996
   Recorded    :   October 11, 1996 as Fee No. 96154613
   Grantor :   Wilshire Properties 1 Inc., an Oregon corporation
   Trustee :   First American Title Insurance Company
   Beneficiary :   Bank of America National Trust and Savings Association

   [5.    Conditions and Restrictions contained in Land Use Review File
    No. LUR 96-00812 DZ,
Recorded       :   November 27, 1996 as Fee No. 97179669]

   [6.    Unrecorded leases or periodic tenancies, if any.]

===============================================================================



                          PURCHASE AND SALE AGREEMENT


                                 by and among



                    WILSHIRE REAL ESTATE PARTNERSHIP L.P.,
                        a Delaware limited partnership

                                      and

                          WILSHIRE PROPERTIES 2 INC.,
                             an Oregon corporation



                          Dated as of April ___, 1998




================================================================================

                                 TABLE OF CONTENTS
                                 -----------------


RECITALS....................................................................   1

TERMS OF AGREEMENT..........................................................   1

1.   PURCHASE AND SALE AGREEMENT............................................   1
     1.1   Purchase and Sale................................................   1
     1.2   Assumption of Obligations........................................   1
     1.3   Assignment of Certain Rights.....................................   1
     1.4   Prorations.......................................................   2

2.   THE PROPERTY...........................................................   2
     2.1   Land.............................................................   2
     2.2   Buildings and Other Improvements.................................   2
     2.3   Tangible Personal Property.......................................   2
     2.4   Leases...........................................................   2
     2.5   Appurtenances....................................................   2
     2.6   Intangible Personal Property.....................................   2

3.   PURCHASE PRICE.........................................................   3
     3.1   Purchase Price...................................................   3

4.   CLOSING................................................................   3
     4.1   Conditions to Obligations of Purchaser...........................   3
     4.2   Conditions to Obligations of Seller..............................   4
     4.3   Time and Place...................................................   5
     4.4   Closing Items....................................................   5
     4.5   Transfer Taxes and Other Closing Costs...........................   6
     4.6   Default and Remedies.............................................   6
           a. Remedies......................................................   6
           b. Failure to Obtain Consents....................................   6
     4.7   Failure of Closing to Occur......................................   7

5.   REPRESENTATIONS AND WARRANTIES.........................................   7
     5.1   Representations and Warranties of the Purchaser to the Seller....   7
           a. Organization..................................................   7
           b. Authorization.................................................   7
           c. Consents and Approvals........................................   7
           d. No Violation..................................................   7
     5.2   Representations, Warranties and Indemnities of Seller............   8
           a. Notice from Governmental Agencies.............................   8
           b. Defects.......................................................   8

           c. Environmental Matters.........................................   8
           d. Service Contracts.............................................   8

6.   COVENANTS OF SELLER....................................................   8

7.   FURTHER ASSURANCES.....................................................   9

8.   MISCELLANEOUS..........................................................   9
      8.1   Integration.....................................................   9
      8.2   No Assignment...................................................   9
      8.3   Amendments......................................................   9
      8.4   Governing Law...................................................   9
      8.5   Notices.........................................................   9
      8.6   Waiver..........................................................  10
      8.7   Counterparts....................................................  10
      8.8   Time of the Essence.............................................  10
      8.9   Expenses........................................................  10
     8.10   Headings........................................................  10
     8.11   Severability....................................................  10
     8.12   Statutory Disclosure............................................  10

EXHIBIT AND SCHEDULE LIST

                                                            Section First
Exhibits                                                     Referenced

Exhibit A           Land Description                          Recital A
Exhibit B           Permitted Exceptions                     Section 4.4

                          PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of April __, 1998 by and among Wilshire Real Estate Partnership L.P., a Delaware limited partnership ("Purchaser"), and Wilshire Properties 2 Incorporated, an Oregon corporation ("Seller").


                                 RECITALS

     A. Seller is the owner of certain land located in Tigard, Oregon and Eugene, Oregon as more particularly described in Exhibit A, and the buildings, structures and other improvements situated thereon, together with all tangible personal property, leases, appurtenances and intangible personal property, as more particularly defined in Section 2 (collectively, the "Property").
                             ---------

     B. The Property is commonly known as Tigard Industrial Park and 2855 Prairie Road Buildings.

     C. Seller desires to sell the Property to the Purchaser, and Purchaser desires to purchase such Property from the Seller upon the terms and conditions set forth below.

          NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                                 TERMS OF AGREEMENT

1.   PURCHASE AND SALE AGREEMENT.

     1.1 Purchase and Sale. At the Closing (as hereinafter defined) and subject
         -----------------
to the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser the Property and Purchaser agrees to purchase from Seller the Property.

     1.2  Assumption of Obligations. Except as otherwise expressly provided
          -------------------------
herein, upon the Closing, Purchaser shall assume the contractual obligations of Seller under all loans, leases, contracts, and other agreements or other obligations of Seller relating to the Property (other than debt that is non recourse to Seller) to the extent such obligations relate to periods commencing after the Closing Date.

     1.3  Assignment of Certain Rights. Effective upon the Closing, Seller,
          ----------------------------
without representation or warranty, hereby assigns to Purchaser all of its rights and interests, if any, including rights to indemnification in favor of Seller, under the agreements pursuant to which Seller or its affiliates initially acquired the Property transferred pursuant to this Agreement.

     1.4  Prorations. On the Closing Date (as hereinafter defined), or as
          ----------
promptly as practicable following the Closing Date, to the extent such matters are not the right or responsibility of a tenant or tenants of the Property, all revenues and all charges that are customarily prorated in transactions of this nature, including accrued rent, overpaid taxes or fees, real and personal property taxes, utilities, interest on mortgage debt encumbering the Property, and other similar periodic charges and operating expenses receivable or payable with respect to the Property shall be ratably prorated between the Purchaser and the Seller effective as of the Closing Date.

2. THE PROPERTY. The Property to be sold and purchased under this Agreement is as follows:

     2.1  Land.  The Land, as is described in Exhibit A.
          ----

     2.2  Buildings and Other Improvements. All existing buildings, structures
          --------------------------------
and other improvements located upon the Land, including, without limitation, maintenance facilities, landscaping improvements, paving, walkways, road improvements, parking facilities, and all other improvements of whatever kind which have previously been made, installed or erected and are now located on any part of the Land (collectively, the "Improvements").

     2.3  Tangible Personal Property. All of Seller's right, title and interest
          --------------------------
in and to tangible personal property utilized in the operation of the Land and Property, including, without limitation, all of Seller's right, title and interest in the following tangible personal property: equipment, fixtures, and all other tangible personal property of Seller which is used, or which has been acquired for use, in the operation of the Land and Improvements (the "Tangible Personal Property").

     2.4  Leases. All of Seller's right, title and interest in and to the leases
          ------
and rental agreements, together with any modifications, extensions or renewals thereof, affecting the Property or any part thereof (the "Leases").

     2.5  Appurtenances. All of Seller's right, title and interest in and to all
          -------------
appurtenances, rights, including reversionary rights, easements, covenants, conditions, servitudes of any kind or nature and privileges belonging to or running with the Land, including, without limitation, all of Seller's right, title and interest in and to any and all land laying in the bed of any street, road, cul-de-sac, alley or access way, open or closed, existing, vacated or proposed, adjoining, adjacent to or contiguous to the Land, all awards for damage to the Land or taking by eminent domain or the change in the grade of any street adjoining the Land, all strips and gores of land adjoining or surrounded by the Land, and all zoning and land use entitlement and development rights pertaining to the Land (the "Appurtenances").

     2.6  Intangible Personal Property. All intangible personal property now
          ----------------------------
owned by Seller, or in which Seller has any interest on the Closing Date, which is used in, or which has been acquired for use in, the operation of the Land or Property (the "Intangible Property"), including by way of example and not by limitation:

          a. All of the maintenance, service, advertising and other like contracts and agreements (including equipment leases) with respect to the ownership, use and operation of the Property (the "Service Contracts");

          b. All licenses, entitlements, permits, certificates of occupancy and other governmental approvals issued or granted in connection with the Property;

          c. All trade names, trademarks and logos associated with the use of the Property; and

          d. All right, title and interest of the Seller in and to all other intangible personal property owned or held by the Seller or with respect to which Seller has any right, title, claim, interest, or estate, in, to, under or with respect to the Property and the other assets of the Seller (including, without limitation, claims and choices in action) relating to the Property.

The Intangible Property and the Tangible Personal Property are the "Personal Property".

3.   PURCHASE PRICE.

     3.1  Purchase Price. The Purchase Price for the Property shall be
          --------------
$6,875,000, allocated $4,175,000 to the Tigard Industrial Park and $2,700,000 to 2855 Prairie Road. The Purchase Price shall be paid as follows:

         a. Purchaser will pay $1,782,242 in cash at closing for the Tigard Industrial Park and $1,592,517.43 in cash at closing for 2855 Prairie Road.

         b. Purchaser shall assume at closing the existing deed of trust on the Tigard Industrial Park securing a promissory note in favor of Bank of America National Trust & Savings Association with a present unpaid principal balance of approximately $2,392,758 and the existing deed of trust on 2855 Prairie Road securing a promissory note in favor of Standard Insurance Company with a present unpaid principal balance of approximately $1,107,482.57. In the event the unpaid principal balance of the notes shall be more or less than the amount above stated, the difference shall be adjusted in the cash payment due upon the closing date.

4.   CLOSING

     4.1  Conditions to Obligations of Purchaser. The obligations of the
          --------------------------------------
Purchaser to effect the transactions contemplated hereby shall be subject to the following additional conditions:

          a. The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

          b. Each of the obligations of Seller to be performed by it under this Agreement shall have been duly performed by it in all material respects on or before the Closing Date;

          c. Concurrently with the Closing, the Seller shall have executed and delivered, or caused to be delivered, to the Purchaser the documents required to be delivered pursuant to Section 4.4 hereof;

          d. Seller shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

          e. Seller shall not have breached any of its covenants contained herein in any material respect;

          f. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

          g. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the Property;

     Any or all of the foregoing conditions may be waived by the Purchaser in its sole and absolute discretion.

     4.2  Conditions to Obligations of Seller.  The obligations of Seller to
          -----------------------------------
effect the transactions contemplated hereby shall be subject to the following additional conditions:

          a. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects on the dates such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

          b. Each of the obligations of the Purchaser to be performed by it under the Agreement shall have been duly performed by it in all material respects on or before the Closing Date;

          c. Concurrently with the Closing, the Purchaser shall have executed and delivered to the Seller the documents required to be delivered pursuant to Section 4.4 hereof;

          d. The Purchaser shall have obtained all consents or approvals of governmental authorities or third parties necessary for the consummation of the transactions contemplated hereby which it is required to obtain;

          e. Purchaser shall not have breached any of its covenants contained herein in any material respect;

          f. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

          g. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the financial condition of Purchaser.

     Any or all of the foregoing conditions may be waived by any Seller in its sole and absolute discretion.

     4.3  Time and Place.  The date, time and place of the transactions
          --------------
contemplated hereunder shall be at 10 a.m. in the office of First American Title Insurance Company, 200 SW Market Street, Suite 1776, Portland, Oregon 97201-5786 on or before April 6, 1998 or such other place and time as the parties may mutually agree (the "Closing" or "Closing Date"). The transfers described in
Section 4 of this Agreement and all closing deliveries shall be deemed concurrent for all purposes.

     4.4  Closing Items.  At the Closing, the parties shall make, execute,
          -------------
acknowledge and deliver, or cause to be delivered, the legal documents and other items necessary to carry out the intention of this Agreement and to convey valid and marketable title to the Property from Seller to Purchaser, which documents and other items shall include the following:

          a. Seller shall deliver duly executed, recordable, special warranty deeds conveying the Property to the Purchaser subject to the permitted exceptions described in attached Exhibit B (the "Deed").

          b. Seller and Purchaser shall deliver an assignment and assumption of lessor's interest in lease duly executed by Seller and the Purchaser [in form and substance satisfactory to Purchaser].

          c. Seller shall deliver an assignment of intangible personal property duly executed by Seller [in form and substance satisfactory to Purchaser].

          d. Seller shall deliver a bill of sale duly executed by Seller [, in form and substance satisfactory to Purchaser].

          e. Seller shall cause to be issued to the Purchaser owner's policies of title insurance issued as of the Closing Date for the Property, in form acceptable to Purchaser in the amount of $4,175,000 for the Tigard Industrial Park and $2,700,000 for 2855 Prairie Road (the "Title Policy").

          f. Seller shall deliver possession at the Property of any books and records relating to the Property maintained by or for the Seller, including complete originals of all Leases, documents in tenant files, and Service Contracts.

          g. Seller shall deliver an affidavit from Seller, stating under penalty of perjury: (i) the Seller's United States Taxpayer Identification Number, (ii) that Seller is not a foreign person pursuant to section 1445(b)(2) of the Code, and (iii) that the transaction contemplated hereby does not require the Purchaser to comply with any withholding or similar requirements under the laws of the state where the Property is located.

          h. Certificates of Insurance, evidencing insurance maintained for the Properties as required by existing mortgages and loan agreements pertaining to the Property, or as reasonably required by Purchaser.

          i. Seller shall deliver to Purchaser or its nominee the deposits under the Leases.

          j. Seller shall deliver possession of any keys to the Property in possession of Seller.

          k. Each of the parties shall deliver any other documents, instruments, agreements, actions, or items reasonably necessary and appropriate to consummate the transactions contemplated by this Agreement.

     4.5  Transfer Taxes and Other Closing Costs. Seller shall pay the premium
          --------------------------------------
for the standard owner's policies of title insurance. Seller and Purchaser shall each pay one-half of the escrow fees and any transfer tax. Purchaser shall pay the recording fees.

     4.6  Default and Remedies.
          --------------------

          a.  Remedies.  The parties shall, subject to the terms and
              --------
conditions of this Agreement, each have such rights and remedies as are available at law or in equity with respect to a breach or default by any other party hereunder, except that no party shall be entitled to recover from another consequential damages.

          b.  Failure to Obtain Consents.  In the event that Seller shall be
              --------------------------
unable to obtain any consent required to consummate the transactions contemplated hereunder with respect to the Property, then such failure shall not constitute a default by Seller under this Agreement so long as it used reasonable commercial efforts to obtain such consent. In the event that despite reasonable commercial efforts to obtain said consent, the necessary consents are not obtained prior to 5 days before the Closing Date, the Purchaser shall have the right to terminate this Agreement and upon such termination no party shall have any liability or damages whatsoever to any other party hereunder.

     4.7  Failure of Closing to Occur.  If, for any reason, the Closing does not
          ---------------------------
occur on or before April 6, 1998 or such later date mutually agreed to in writing, this Agreement will terminate, and except as otherwise provided in this Agreement, any and all rights or obligations hereunder shall cease and no longer be binding on the parties hereto and no party shall thereafter have any liability or obligation hereunder to any other party arising under this Agreement.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1  Representations and Warranties of the Purchaser to the Seller.  The
          -------------------------------------------------------------
Purchaser hereby represents and warrants to the Seller that:

          a.  Organization.  The Purchaser are duly organized, validly
              ------------
     existing and in good standing under the laws of the respective jurisdictions of formation. The Purchaser has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

          b.  Authorization.  The execution, delivery and performance of this
              -------------
     Agreement by the Purchaser has been duly and validly authorized by all necessary action of such party. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

          c.  Consents and Approvals.  No consent, waiver, approval or
              ----------------------
     authorization of any third party is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby (other than consents to be obtained by Seller pursuant to Section 6.2), except any of the foregoing that shall have been satisfied or waived prior to the Closing Date.

          d.  No Violation.  None of the execution, delivery or performance of
              ------------
     this Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of acceleration, termination or cancellation of (A) the organizational documents, including articles and bylaws, if any, of the Purchaser; (B) any material agreement, document or instrument to which the Purchaser is a party or by which any of it or any of its property is bound, (C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Purchaser or by which it or any of its assets or properties are bound or subject, or (D) any statute, rule, regulation or law applicable to any of the Purchaser or (ii) result in the creation of any lien upon the Property.

     5.2  Representations, Warranties and Indemnities of Seller. Seller
          -----------------------------------------------------
represents and warrants to and covenant with Purchaser as follows:

          a. Notice from Governmental Agencies.   Seller has not received nor is
             ---------------------------------
Seller aware of any notification from any governmental agency having jurisdiction requiring any work to be done on or affecting the Property in order for it to conform to applicable building codes or other statutes or regulations.

          b. Defects.  Seller hereby warrants that to the best of its knowledge
             -------
the Property and the improvements thereon do not violate the applicable building or zoning regulations and that it is unaware of any material defect in the Property or the improvements thereon.

          c. Environmental Matters.  Seller has no current actual knowledge
             ---------------------
without further investigation of any hazardous materials on the Property, except those hazardous materials normally and lawfully used in connection with the Property.

          d. Service Contracts.  All Service Contracts were entered into in
             -----------------
good faith in the ordinary course of business on commercially reasonable terms.


6.   COVENANTS OF SELLER

     6.1 From the date hereof through the Closing, Seller shall operate and maintain the Property in the ordinary course, consistent with past practice. Seller shall maintain the Property in substantially its present order and condition and make all reasonably necessary repairs and replacements consistent with a reasonably prudent maintenance and repair program followed by owners of similar property in the vicinity of the Property (including the establishment of reasonable budgeted items for repair, maintenance, and capital improvements), and shall deliver the Property on the date of Closing in substantially the same condition it was on the date of the physical inspection performed by the Purchaser, reasonable wear and tear excepted. Without limiting the foregoing, no fixtures, equipment or other Tangible Personal Property shall be removed from the Property unless prior to Closing the same are replaced with similar items of at least equal quality and value. Seller shall not:

          a. Enter into any material transaction not in the ordinary course of business with respect to the Property;

          b. Sell or transfer any of the Property, except sales in the ordinary course of business;

          c. Mortgage, pledge or encumber (or permit to become encumbered) any of the Property, except (x) liens for taxes not due, (y) mechanics' liens being disputed by Seller in good faith and by appropriate proceedings;

          d. Amend, modify or terminate any material agreements or other instruments relating to the Property; or

          e. Materially alter the manner of keeping its books, accounts or records pertaining to the Property or the accounting practices therein reflected.

     6.2 Seller shall use its best efforts to obtain any approvals, waivers or other consents of third parties required to effect the transactions contemplated by this Agreement.

7. FURTHER ASSURANCES. Each party shall take such other actions and execute such other documents following the Closing as may reasonably be requested in order to effect the transactions contemplated hereby.

8.   MISCELLANEOUS.

     8.1  Integration. All understandings and agreements heretofore had among
          -----------
Seller and Purchaser with respect to the purchase and sale of the property by Seller to Purchaser are set forth in this Agreement and the other documents and agreements to be delivered hereunder which fully and completely express the agreements of the parties with respect thereto.

     8.2  No Assignment.  Neither this Agreement nor any interest hereunder
          -------------
shall be assigned or transferred by any party hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon each party hereto and their respective successors and assigns.

     8.3  Amendments.  This Agreement shall not be modified or amended except in
          ----------
a written document signed by the parties hereto.

     8.4  Governing Law.  This Agreement shall be governed and interpreted in
          -------------
accordance with the laws of the State of Oregon.

     8.5  Notices.  All notices, requests, demands or other communications
          -------
required or permitted under this Agreement shall be in writing and delivered either personally, or by certified mail, return receipt requested, postage prepaid, or by overnight courier (such as Federal Express), or by facsimile transmission, addressed as follows:

              If to the Purchaser:  Wilshire Real Estate Partnership L.P.
                                    1776 SW Madison Street
                                    Portland, Oregon 97205
                                    Attention: Lawrence A. Mendelsohn

              If to Seller:         1776 SW Madison
                                    Portland, Oregon 97205
                                    Attention: Lawrence A. Mendelsohn, President

All notices given in accordance with the terms hereof shall be deemed delivered when delivered personally or otherwise received. Any party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 8.5.

     8.6  Waiver. No waiver shall be effective against any party unless it is in
          ------
a writing signed by that party.

     8.7  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8  Time of the Essence.  Time is of the essence of this Agreement.
          -------------------

     8.9  Expenses.  Except as otherwise set forth in writing among the parties,
          --------
each party shall bear its own expenses, including counsel fees, in the performance of this Agreement.

     8.10 Headings.  The headings in this Agreement are intended solely for
          --------
convenience of reference and shall be given no effect in construction or interpretation of this Agreement.

     8.11 Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not impair the validity or enforceability of any other provision.

     8.12 Statutory Disclosure.  THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY
          --------------------
NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN 0RS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                    PURCHASER

                         WILSHIRE REAL ESTATE PARTNERSHIP L.P., a Delaware limited partnership

                         By:  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.,
                              a Delaware corporation, sole general partner of Purchaser


                                    ____________________________________________
                                    Lawrence A. Mendelsohn, President

                    SELLER

                         WILSHIRE PROPERTIES 2 INC.,
                         an Oregon corporation


                                By:
                                    ____________________________________________
                                    Lawrence A. Mendelsohn, President

                                   EXHIBIT A
                               2855 Prairie Road


Beginning at a point North 89 (degrees) 38'30" West 2879.14 feet and North 12 (degrees) 36' West 372.04 feet from the Southeast corner of the James Peek Donation Land Claim No. 50 in Township 17 South, Range 4 West of the Willamette Meridian; said point being on the Easterly right of way line of Prairie Road; run thence North 12 (degrees) 36' West 720.87 feet along said Easterly right of way line to the South line of the property described in Deed recorded October 29, 1949, in Book 404, Page 245, Lane County Oregon Deed Records; thence North 89 (degrees) 54'30" East 408.96 feet to the Northwest corner of that tract of land conveyed to the Southern Pacific Company, recorded on Reel No. 214, Reception No. 3699; thence South 20 (degrees) 28' East 755.05 feet along the Westerly line of said Southern Pacific Company property; thence North 89 (degrees) 38'30" West 515.73 feet to the Point of Beginning, in Lane County, Oregon.

                                   EXHIBIT A
                            Tigard Industrial Park

PARCEL I:
--------

Beginning at a point on the South right-of-way line of Katherine Street at a point 8.78 feet North 89 (degrees) 23' East and 42.29 feet South 18 (degrees) 20' West from the Northwest corner of Lot 21 of NORTH TIGARDVILLE ADDITION (Amended), a plat of record in Section 2, Township 2 South, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon, said point being on the East line of the Winn Tract, recorded August 4, 1945 in Book 247, page 53, Deed Records; thence South 18 (degrees) 20' West on the Easterly line of a two acre tract conveyed to Paul Winn, et ux, recorded August 4, 1945 in Book 247, page 53, Deed Records, and an extension thereof 292.25 feet to a point; thence South 71 (degrees) 40' East 148.71 feet to the Westerly right-of-way line of County Road No. 893 (Lucas Avenue); thence North 23 (degrees) 40' East on said Westerly right-of-way line of County Road No. 393 a distance of
304.31 feet to the Southerly right-of-way line of County Road No. 767 (Tigard Street); thence North 64 (degrees) 40' 30" West on said Southerly line of County Road No. 767 a distance of 108.15 feet to its intersection with the Southerly right-of-way line of Katherine Street; thence South 89 (degrees) 23' West on said right-of-way line and parallel with the North lines of Lots 21 and 22 of North Tigardville Addition as amended a distance of 73.62 feet to the point of beginning.

TOGETHER WITH that portion of S.W. Lucas Avenue which inured thereto by reason thereof by Vacation Ordinance No. 75-17 recorded April 1, 1975 in Book 1016, page 693.

EXCEPTING THEREFROM that portion as described in Deed to R.A. Gray Co., an Oregon corporation, recorded August 8, 1973 in Book 939, page 364.

PARCEL II:
---------

TRACT A:

Beginning 8.78 feet North 89 (degrees) 23' East and 306.20 feet South 18 (degrees) 20' West from the Northwest corner of Lot 21 of NORTH TIGARDVILLE ADDITION as amended, a plat of record in Section 2, Township 2 South, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon; thence North 71 (degrees) 40' West 324.30 feet to a point on the West line of Lot 22 of the above said Tigardville Addition; thence South 0 (degrees) 45' East on the above said West line of Lot 22 a distance of 236.12 feet to an angle point in said West line of Lot 22; thence South 11 (degrees) 12' West 9.29 feet to a point; thence South 67 (degrees) 08' East 374.02 feet to a point on the Westerly right of way line of County Road No. 893 (Lucas Road); thence North 23 (degrees) 40' East on said Westerly line of road 234.60 feet to a point; said point being the Southeast corner of that tract in correction deed recorded May 15, 1972 in Book 867, page 272, Records of Washington County; thence North 71 (degrees) 40' West 148.71 feet to a point; thence North 18 (degrees) 20' East
28.34 feet to the point of beginning.

                                  Exhibit A-Tigard Industrial Park - page 1 of 3

TOGETHER WITH that portion of S.W. Lucas Avenue which inured thereto by reason thereof by Vacation Ordinance No. 75-17, recorded April 1, 1975 in Book 1016, page 693.

TRACT B:

Beginning 8.78 feet North 89 (degrees) 23' East and 306.20 feet South 18 (degrees) 20' West from the Northwest corner of Lot 21 of NORTH TIGARDVILLE ADDITION, as amended, a plat of record in Section 2, Township 2 South, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon; thence South 18 (degrees) 20' West 23.53 feet to the true point of beginning of the parcel described herein; thence continuing South 18 (degrees) 20' West 4.81 feet to a point; thence South 71 (degrees) 40' East, 128.49 feet to a point; thence North 18 (degrees) 24' 57" East, 4.62 feet to a point; thence North 71 (degrees) 35' 03" West 128.50 feet to the true point of beginning.

PARCEL III:
----------

Beginning at the intersection of the Southerly right of way line of County Road No. 767 (Tigard Street) and the East line of Lot 21 of NORTH TIGARDVILLE ADDITION, as amended, a plat of record in Section 2, Township 2 South, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon; thence South 0 (degrees) 45' East on the East line of the above said Lot 21 a distance of 15.92 feet to a point on the Westerly line of that certain tract of land conveyed by Deed in Book 313, page 480 of the Washington County Deed Records; thence South 15 (degrees) 51' 39" West on said Westerly line 252.50 feet to a point; thence North 74 (degrees) 08' 20" West 256.96 feet to a point on the Easterly right of way line of County Road No. 893 (Lucas Avenue); thence North 23 (degrees) 40' East on above said right of way line 305.74 feet to the Southerly right of way line of County Road No. 767 (Tigard Street); thence South 64 (degrees) 40' 30" East 213.79 feet to the point of beginning.

TOGETHER WITH that portion of S.W. Lucas Avenue which inured thereto by reason thereof by Vacation Ordinance No. 75-17 recorded April 1, 1975 in Book 1016, page 693.

PARCEL IV:
---------

Beginning at a point on the Easterly right of way line of Lucas Avenue, said point of beginning being 305.74 feet South 23 (degrees) 40' West from the intersection of the Easterly right of way line of Lucas Avenue and the Southerly right of way line of County Road No. 767 (Tigard Street) in Section 2, Township 2 South, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon; thence South 74 (degrees) 08' 20" East 256.96 feet to a point on the Westerly line of Tract I of that certain tract of land conveyed by Deed in Book 313, page 480 of the Washington County Deed Records; thence South 15 (degrees) 51' 39" West on above said Westerly line 182.55 feet to the Southwest corner thereof; thence South 76 (degrees) 21' 30" East on the Southerly line of said tract (Book 313, page 480) 50.00 feet, more or less, to the center of Fanno Creek; thence upstream in center of creek to a point 151.96 feet Southerly from the last described line when measured at a right angle; thence leaving said creek North 75 (degrees) 11' West 315.00 feet, more or less, to a point on

                                  Exhibit A-Tigard Industrial Park - page 2 of 3
the Easterly right of way line of Lucas Avenue; thence North 23 (degrees) 40' East on said line 343.22 feet to the point of beginning.

TOGETHER WITH that portion of S.W. Lucas Avenue which inured thereto by reason thereof by Vacation Ordinance No. 75-17 recorded April 1, 1975 in Book 1016, page 693.

PARCEL V:
--------

Tract A:
-------

Beginning at a point on the Westerly right of way line of Lucas Avenue; said point of beginning being 538.91 feet South 23 (degrees) 40' West from the intersection of the Westerly right of way line of Lucas Avenue and the Southerly right of way line of County Road No. 767 (Tigard Street) in Section 2, Township 2 South, Range 1 West, of the Willamette Meridian, in the County of Washington and State of Oregon; thence North 67 (degrees) 08' West 374.02 feet to a point; thence South 11 (degrees) 12' West 108.00 feet, more or less, to the center of Fanno Creek; thence in the center of said creek and downstream to a point on the Southern Extension of the Westerly right of way line of Lucas Avenue; thence North 23 (degrees) 40' East 110.00 feet to the point of beginning.

TOGETHER WITH that portion of S.W. Lucas Avenue which inured thereto by reason thereof by Vacation Ordinance No. 75-17 recorded April 1, 1975 in Book 1016, page 693.

Tract B:
-------

Beginning at a point on the Easterly right of way line of Lucas Avenue; said point of beginning being 628.96 feet South 23 (degrees) 40' West from the intersection of the Easterly right of way line of Lucas Avenue and the Southerly right of way line of County Road No. 767 (Tigard Street) in Section 2, Township 2 South, Range 1 West, of the Willamette Meridian, in the County of Washington and State of Oregon; thence South 21 (degrees) 20' East 28.28 feet to a point; thence South 75 (degrees) 11' East 282.27 feet, more or less, to the center of Fanno Creek; thence in the center of said creek and upstream in a Westerly direction, to a point on the Southern extension of the Easterly right of way line of Lucas Avenue; thence North 23 (degrees) 40' East 52.00 feet, more or less, to the point of beginning.

TOGETHER WITH that portion of S.W. Lucas Avenue which inured thereto by reason thereof by Vacation Ordinance No. 75-17 recorded April 1, 1975 in Book 1016, page 693.

EXCEPTING THEREFROM that portion lying within Parcel IV above.

                                  Exhibit A-Tigard Industrial Park - page 3 of 3

                                 EXHIBIT B
                            Tigard Industrial Park


     1.   City Liens, if any, of the City of Tigard.

     2.   Statutory Powers and Assessments of Unified Sewerage Agency.

     3. Rights of the public and of governmental bodies in and to that portion of the premises herein described lying below the high water mark of Fanno Creek. (Affects Parcels IV and V)

     4. Any adverse claim based upon the assertion that some portion of said land have been removed from or brought within the boundaries thereof by an avulsive movement of the Fanno Creek or has been formed by the process of accretion or reliction or has been created by artificial means or has accreted to such portion so created. (Affects Parcels IV and V)

     5. Easements for utilities over and across the premises formerly included within the boundaries of S.W. Lucas Avenue, now vacated, if any such exists.

     6. An easement created by instrument, including the terms and provisions thereof;
Recorded  :  November 8, 1972 in Book 896, page 128
Favor of  :  Unified Sewerage Agency of Washington County, a municipal corporation
For       :  Sewer
Affects   :  Reference is made to the document for the exact location
(Affects Parcels II, and IV and covers additional property)

     7. An easement created by instrument, including the terms and provisions thereof;
Recorded  :  October 30, 1986 as Fee No. 86050542
Recorded  :  October 30, 1986 as Fee No. 86050543
Recorded  :  October 30, 1986 as Fee No. 86050544
Favor of  :  City of Tigard
For       :  Storm drain and the maintenance thereof
Affects   :  Reference is made to the document for the exact location
(Affects Parcel II)

     8. An easement created by instrument, including the terms and provisions thereof;
Recorded  :  October 30, 1986 as Fee No. 86050548
Favor of  :  City of Tigard
For       :  Sewer line appurtenances thereto and the maintenance thereof
Affects   :  Reference is made to the document for the exact location
(Affects Parcels II and covers additional property)

                                  Exhibit B-Tigard Industrial Park - page 1 of 3

     9. Interest of Columbia Medical, lessee, under a lease dated October 1, 1994, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded  :  March 8, 1995 as Fee No. 95015306

    10. Interest of Innovite, Inc., lessee, under a lease dated October 12, 1994, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded  :  March 8, 1995 as Fee No. 95015306
The lien of the above Lessor's Interest was subordinated to the lien of the Trust Deed recorded March 24, 1995 as Fee No. 95019249 by agreement for subordination, nondisturbance and attornment
Dated     :    March 23, 1995
Recorded  :    March 24, 1995 as Fee No. 95019254

     11. Interest of Barrier Corporation, lessee, under a lease dated April 1, 1994 and May 19, 1994, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded  :    March 8, 1995 as Fee No. 95015306

The lien of the above Lessor's Interest was subordinated to the lien of the Trust Deed recorded March 24, 1995 as Fee No. 95019249 by agreement for subordination, nondisturbance and attornment
Dated     :    March 23, 1995
Recorded  :    March 24, 1995 as Fee No. 95019251 and
Recorded  :    March 24, 1995 as Fee No. 95019252 and
Recorded  :    March 24, 1995 as Fee No. 95019253 and
Recorded  :    March 24, 1995 as Fee No. 95019255

     12. Interest of Polycast, Inc., lessee, under a lease dated October 25, 1994, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded  :    March 8, 1995 as Fee No. 95015306

     13. Interest of Frye Electronics, Inc., lessee, under a lease dated March 25, 1991, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded  :    March 8, 1995 as Fee No. 95015306

The lien of the above Lessor's Interest was subordinated to the lien of the Trust Deed recorded March 24, 1995 as Fee No. 95019249 by agreement for subordination, nondisturbance and attornment
Dated     :    March 23, 1995
Recorded  :    March 24, 1995 as Fee No. 95019256

                                  Exhibit B - Tigard Industrial Park page 2 0f 3

     14. Interest of Proctor Sales, Inc., lessee, under a lease dated June 1, 1992, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded    :  March 8, 1995 as Fee No. 95015306

     15. Interest of JTD Inc., lessee, under a lease dated December 5, 1994, including the terms and provisions thereof, disclosed by an Assignment of the Lessor's Interest in Leases
Recorded    :  March 8, 1995 as Fee No. 95015306

     16. Deed of Trust with Assignment of Rents and Fixture Filing, including the terms and provisions thereof, given to secure an indebtedness of $2,500,000.00
Dated       :  March 24, 1995
Recorded    :  March 24, 1995 as Fee No. 95019249
Grantor     :  Wilshire Properties-2 Incorporated, an Oregon corporation
Trustee     :  First American Title Insurance Company of Oregon
Beneficiary :  Bank of America Oregon, an Oregon state chartered commercial bank
Loan No.    :  2098

     17. An assignment of all rents, royalties, issues and profits accruing from said land, as additional security for the payment of indebtedness secured by the above Trust Deed
Recorded    :  March 24, 1995 as Fee No. 95019250
Executed by :  Wilshire Properties-2 Incorporated, an Oregon corporation
To          :  Bank of America Oregon

    [18.  Unrecorded leases or periodic tenancies, if any.]

                                  Exhibit B - Tigard Industrial Park page 3 0f 3

                                   EXHIBIT B
                               2855 Prairie Road

     1.  Rights of the public in streets, roads and highways.

    [2. Combination Landlords Waiver or Mortgagee's Agreement of Subordination, including the terms and provisions thereof , given by Ebella Corporation to Far West Federal Bank, recorded December 2, 1985, Reception No. 85-43414, Official Records of Lane County, Oregon.]

     3. Deed of Trust and Assignment of Rents, including the terms and provisions thereof, given to secure an indebtedness with interest thereon and such future advances as maybe provided therein,
Dated          :   August 3, 1988
Recorded       :   August 18, 1988
Reel No.       :   1530
Reception No.  :   88-34041
Official Records of Lane County, Oregon
Amount         :   $1,200,000.00
Grantor        :   Rubenstein Furniture Co., an Oregon general partnership
Trustee        :   Transamerica Title Insurance Company
Beneficiary    :   Standard Insurance Company, an Oregon corporation

Modification/Assumption Agreement, including the terms and provisions thereof, recorded November 22, 1995, Reception No. 95-62943, Official Records of Lane County, Oregon.

     4. Collateral assignment of 95% of the beneficial interest of Standard Insurance Company, an Oregon corporation, in and to the Trust Deed referenced above, under Reception No. 88-34041, said assignment was
Recorded       :   February 19, 1997
Reception No.  :   97-10845
Official Records of Lane County, Oregon
To             :   First Savings Bank of Washington, a state chartered
                   savings bank

     5. The rights, if any, of the adjoining property owner to maintain an existing drainfield along the Southwesterly boundary of the above-described property, as disclosed by deed from Rubenstein Furniture Stores, fka Rubenstein Furniture Co., an Oregon general partnership, to Wilshire Properties-2 Incorporated, an Oregon corporation, recorded November 2, 1995, Reception No. 95-62945, Official Records of Lane County, Oregon.

    [6. Unrecorded leases, if any, and such other exceptions as may appear necessary upon the recording thereof.]

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                              PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is made as of [April] ___, 1998 by and among Wilshire Real Estate Partnership L.P., a Delaware limited partnership ("Purchaser"), Wilshire Real Estate Investment Trust Inc., a Maryland corporation ("WREIT") general partner of Purchaser, and Wilshire Funding Corporation, a Delaware corporation ("WFC"), WMFC 1997-1 Inc., a Delaware corporation ("1997-1") and Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG"), sole shareholder of WFC and parent of 1997-1 (WFSG, WFC and 1997-1 collectively, "Seller").

                                    RECITALS

     A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth herein, the Assets (as defined herein) owned by Seller.

     B. Purchaser and Seller desire to enter into this Agreement to govern the purchase by Purchaser from Seller, and sale by Seller to Purchaser, of the Assets.

     Therefore, in consideration of the mutual covenants, terms and conditions set forth herein, the parties agree as follows:

     1.  Definitions.  The following terms are defined as follows:
         -----------

         Affiliate.  With respect to any specified Person, any other Person
         ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Assets.  The mortgage loans, real property and mortgage-backed
         ------
securities described on Exhibit A to this Agreement, together with all liens and guaranties granted in connection therewith, all residual rights of Seller in property that secure the aforesaid, all insurance policies on any of the property or the obligor on the account, all documentation pertaining thereto and all Asset Files.

         Asset File.  All information in recorded form pertaining to the Assets
         ----------
held by or for Seller, including without limitation, all documents, microfiche, computer software and other media that includes correspondence, general credit information, credit records, payment histories, internal notes or memoranda, loan applications, appraisals, insurance guarantee policies, property insurance policies, mortgage insurance policies, title insurance policies, attorney opinions, and all original documents evidencing or relating to the Assets and any collateral that secures the Assets.

         Assignment Documents.  As defined in Section 2.2.
         --------------------

         ALTA.  The American Land Title Insurance Association.
         ----

         BPO.  The most recent drive-by valuation, as reasonably adjusted by the
         ---
Seller's in-house appraisal department (on a six-month "stabilized" rather than "quick sale" basis) generally prepared by a duly qualified and licensed real estate broker who has no interest, direct or indirect, in the mortgaged property or in Seller or Purchaser, or any Affiliate of Seller or Purchaser and whose compensation is not affected by the results of the BPO and which valuation indicates the expected proceeds of a sale of the related mortgaged property, and includes certain assumptions, including those as to the condition of the interior of the applicable mortgaged property and marketing time.

         Closing Date.  The closing date of the initial public offering of
         ------------
common stock of WREIT, pursuant to Registration Statement No. 333-39035 on Form S-11, and any amendments thereto, filed by WREIT with the Securities and Exchange Commission.

         CLTA.  The California Land Title Insurance Association.
         ----

         Cut-Off Date.  February 28, 1998.
         ------------

         IPO Closing.  The closing of the initial public offering of common
         -----------
stock of WREIT, pursuant to Registration Statement No.333-39035 on Form S-11, and any amendments thereto, filed by WREIT with the Securities and Exchange Commission.

         Loan Documents.  All documents, instruments or agreements executed and
         --------------
delivered by Seller or the borrower in connection with a Mortgage Loan including, without limitation, notes and security instruments.

         MBS.  Any Asset that is a mortgage-backed security.
         ---

         Mortgage.  Any mortgage, deed of trust or other instrument securing an
         --------
Asset that creates a lien on an estate in real property securing the Asset.

         Mortgage Loan.  Any Asset that is secured by a Mortgage.
         -------------

         Person.  Any legal person, including any individual, corporation,
         ------
partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

         Purchase Price.  As defined in Section 2.1(b).
         --------------

         Qualified Insurer.  As defined in Section 4.2(c).
         -----------------

         Survival Date.  That date 6 months after the Closing Date.
         -------------

     2.  Closing.  The closing of the purchase and sale of the Assets shall be
         -------
held at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614 on the Closing Date.

2.1 The obligation of Seller to sell the Assets shall be subject to satisfaction of each of the following conditions precedent:

               (a) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date.

               (b) On the Closing Date, upon Purchaser's receipt of the items specified in Section 2.2, Purchaser shall wire transfer $__________ to Seller (the "Purchase Price").

2.2 The obligation of Purchaser to purchase the Assets shall be subject to satisfaction of each of the following conditions precedent on or before the Closing Date. Purchaser shall receive all items in such forms as are agreed upon and acceptable to Purchaser and WREIT, duly executed by all signatories as required pursuant to the respective terms thereof. If Purchaser purchases the Assets before satisfaction of any of these conditions, Seller shall, at Purchaser's request, satisfy the conditions after the Closing Date.

               (a) Seller shall deliver the Assets, the original Asset Files and a bill of sale for the Assets (the "Bill of Sale") in substantially the form of Exhibit B attached hereto, together with such other documents and instruments reasonably necessary for the individual transfer of each Asset by Seller to Purchaser, including without limitation, the following as applicable for each Asset (collectively, the "Assignment Documents"):

                   (1) Original note (or lost note affidavit and indemnity acceptable to Purchaser) properly endorsed;

                   (2) Original assignment of mortgage or deed of trust and;

                   (3) Originals or copies of all recorded mortgages, deeds, and assignments thereof showing a complete chain of title to Seller;

                   (4) Original or a copy of policy of lender's title insurance as of origination date of each Mortgage Loan;

                   (5) For any real property, a deed, all original leases and contracts pertaining to the property and assignments thereof to Purchaser, and keys to the property.

                   (6) For any real property, an ALTA 1992 policy of title insurance with endorsements relating to creditor's rights and arbitration issues in form acceptable to Purchaser to the extent such endorsements are available in the relevant jurisdiction.

                   (7) For any real property, original assignments of Uniform Commercial Code financing statements in proper form for the relevant jurisdiction.

                   (8) For each MBS, a stock power executed in favor of Purchaser.

Any Seller data regarding the Assets held in computer hardware or software shall be converted to media which will allow Purchaser to input such data into its computer system. Any additional documents and instruments shall be subject to the reasonable approval of counsel to Purchaser.

               (b) Seller shall deliver and release to Purchaser the Assets and all other documents required to be delivered pursuant to this Agreement.

               (c) Seller shall provide releases of all interests in the Assets held by any third party unless for a given parcel of real property the parties have mutually agreed to transfer such real property subject to indebtedness, in which case Seller shall provide consent to transfer such real property subject to the indebtedness from the lender holding such indebtedness.

               (d) Seller shall instruct the trustee for each MBS to transfer such MBS into Purchaser's name.

               (e) Seller shall provide copies of the agreements pursuant to which Seller acquired Assets that are Mortgage Loans.

               (f) Seller shall be responsible for the preparation of any and all other transfer documents reasonably necessary to evidence the transfer of the Assets. Such transfer documents shall be in the name and form reasonably acceptable to Purchaser. Any endorsements shall be "Payable to the Order of Wilshire Real Estate Partnership L.P.," in blank, or as otherwise specified by Purchaser.

               (g) All representations and warranties of Seller set forth herein are true and correct.

               (h) For any real property, Purchaser has received adequate assurances from the title company issuing title insurance on such real property that a title policy will be issued that will be effective as of the Closing Date, with such exceptions approved by the Purchaser.

2.3 The obligations of all parties under this Agreement are conditioned upon the IPO Closing.

2.4 At Purchaser's request, the Assignment Documents promptly shall be recorded or filed, as applicable, in the name of the Purchaser or in the name of a person or entity designated by Purchaser in all appropriate public offices, files and records. If any such Assignment Document is lost or returned unrecorded or unfiled because of a defect therein, Seller promptly shall prepare substitute Assignment Documents to cure such defects and thereafter cause each such substitute Assignment Document to be duly recorded or filed, as applicable. Purchaser shall pay all recording and filing fees related to such a one-time recordation or filing, as applicable, of the assignments.

2.5 Any Assignment Documents or Asset Files with respect to one or more of the Assets that are in Seller's possession from and after the Closing Date shall be retained and maintained by the Seller in trust for the benefit of Purchaser and in a custodial capacity only, and subject in all events to the will of the Purchaser. Seller shall segregate all of such Assignment Documents and Asset Files from Seller's other books and records and shall appropriately mark each of them to reflect clearly the sale of the related Asset to Purchaser and the ownership of each Asset by Purchaser. Seller shall release its custody of the contents of any thereof only in accordance with written instructions from Purchaser except where such release is required as incidental to the Seller's servicing of the Assets (if and to the extent Seller is engaged to provide servicing with respect thereto).

2.6 Seller shall reflect the sale of each Asset sold pursuant to this Agreement on the Seller's balance sheet and other financial statements as a sale of assets by Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Assets which shall be clearly marked to reflect the sale of each Asset to Purchaser and the ownership of each Asset by Purchaser.

2.7 Except as otherwise provided herein, all costs and expenses incurred by all parties in connection with the transactions contemplated by this Agreement shall be paid by that party.

2.8 For any Asset which is real property, Seller shall pay all costs and expenses related to obtaining title insurance for any Asset, Seller and Purchaser shall each pay one-half of any escrow fees and transfer taxes, and Purchaser shall pay any recording fees.

     3.   Transfer of Servicing.
          ---------------------

3.1 The Assets shall be sold and conveyed to Purchaser on a servicing released basis. As of the Closing Date all rights regarding the servicing of Assets shall pass to Purchaser.

3.2 Seller shall provide Purchaser with a letter to be sent to all obligors on the Assets which are Mortgage Loans advising the obligors that the Assets have been sold and that all payments should be paid to Purchaser.

3.3 Seller shall provide Purchaser with a letter to be sent to all tenants in the Assets which are real property advising the tenants that the Assets have been sold and that all payments should be paid to Purchaser and that the tenants must change the loss payee endorsements on the insurance required under the applicable to lease to name Purchaser rather than Seller.

3.4 Purchaser shall be entitled to all payments received after the Cut-Off Date and Seller shall forward such payments to Purchaser within five days of receipt thereof.

3.5 Seller shall be responsible for payment of all expenses of servicing and payment of all third-party obligations of the borrower required to be paid under the Assets (including without limitation, tax and insurance payments), attributable to the time period prior to the Cut-Off Date. If funds are not available from borrower's impound account for such third-party obligations, Seller shall obtain Purchaser's prior approval before advancing such funds and adding the amount thereof to the borrower's balance.

3.6 After the Cut-Off Date, Seller shall not have any right to participate for its own account in pending litigation relating to any Asset sold to Purchaser. Seller agrees to make its employees available to Purchaser when reasonably required after the Closing Date to assist Purchaser in obtaining missing documents, missing information, or in litigation provided that Purchaser provides Seller reasonable advance notice and pays a reasonable fee for the employees' time and costs.

3.7 Seller shall deliver to Purchaser all security deposits held by Seller from tenants in the Assets which are real property.

3.8 Seller shall assign to Purchaser, in such form approved by Purchaser, all contracts relating to the operation and maintenance of the Assets which are real property and shall provide notice to the persons party to such contracts that the contracts are being assigned to Purchaser.

     4.   Representations and Warranties of Seller.
          ----------------------------------------

4.1  This Agreement.  Each Seller represents and warrants to Purchaser and WREIT
     --------------
     that as of the date of this Agreement and as of the Closing Date:

               (a) Each Seller is duly organized and validly existing under the laws of its state of organization. Each Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

               (b) The sale and delivery of any Asset to Purchaser, the execution of this Agreement, and the performance of the transaction contemplated under this Agreement will not result in a breach of any provision of the charter or bylaws of each Seller or result in a material breach of any legal restriction or any agreement to which each Seller is now a party or by which it is bound, or result in a violation of any law, rule, regulation, order, judgment or decree to which such Seller or its property is subject.

               (c) Except as noted on Schedule 4.1(c) Seller is the owner of the Assets, free of any liens or encumbrances, and has the full right, title and interest to sell and assign the Assets to Purchaser and except (A) for Assets that are real property (i) liens for real property taxes and assessments not due and payable on the Closing Date, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the Closing Date generally acceptable to institutional investors in the area, (iii) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the practical realization of the benefits of ownership of such real property or with the current use thereof, (iv) ground leases described in written schedules previously provided to Purchaser, and (v) rights of tenants under leases and (B) for Assets that are junior Mortgage Loans, the senior Mortgages which have been disclosed to Purchaser.

               (d) Each Seller has obtained all consents, approvals or authorizations required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

               (e) Each Seller has complied with all rules, regulations and statutes required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

               (f) There is no action, suit, proceeding, investigation or litigation pending or, to each Seller's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to such Seller, would adversely effect the sale of the Assets to Purchaser, or such Seller's ability to perform its obligations under this Agreement.

               (g) Each Seller is solvent and is generally paying its debts as such become due and the execution and consummation of this Agreement will not render such Seller insolvent. There are no proceedings for reorganization, arrangement, liquidation or dissolution pending, or to each Seller's knowledge, threatened or contemplated under any federal, state or local law against such Seller.

               (h) There are no brokers or other persons who are entitled to any payment arising from this Agreement or the sale of any Asset except as noted on Schedule 4.1(h).

               (i) No certificate of an officer furnished pursuant hereto in writing to the Purchaser or the trustee of any Asset that is MBS by the Seller contains any untrue statement of a material fact, or omits a material fact necessary to make the certificate not misleading.

               (j) No default exists on the part of the Seller, and no event has occurred which, with notice, lapse of time or both, would constitute a default on the part of the Seller in the due performance and observance of any term, covenant or condition of any agreement to which the Seller is a party or by which it is bound, which default would have a materially adverse effect on the Seller's performance of this Agreement.

               (k) The Seller's principal place of business and chief executive office are located in Oregon.

               (l) The Seller is not a "benefit plan investor" described in or subject to the Department of Labor Regulations set forth in 29 C.F.R.
     section 2510.3-101.

               (m) Upon execution and delivery of this Agreement, it shall be a valid and binding obligation of Seller, and enforceable against Seller in accordance with its terms.

               (n) The Seller acquired the Assets in the ordinary course of its business, in good faith, and for value.

               (o) The Seller does not have any actual knowledge or notice of any interest in the Assets that upon sale to the Purchaser and transfer in accordance herewith will be contrary to the interest of the Purchaser.

               (p) The transfer, assignment and conveyance of the Assets by the Seller pursuant to this Agreement is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

               (q) The Seller intends to relinquish all ownership rights in the Assets sold pursuant to this Agreement; after the Closing Date, the Seller will have no right to the Assets.

4.2  Mortgage Loans.  Seller shall assign to Purchaser all representations and
     --------------
     warranties pertaining to each Mortgage Loan received by Seller when Seller acquired each such Mortgage Loan to the extent that such representations and warranties may be transferred. In addition, Seller represents and warrants to Purchaser that with regard to each Asset sold hereunder that is a Mortgage Loan that, as of the Closing Date:

               (a) Except as specified in the computer tape provided to Purchaser on or about ____________, 1998, to Seller's knowledge there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related mortgaged property that have arisen subsequent to the date that Seller acquired each such Mortgage Loan.

               (b) All escrow payments are in possession of Seller and have been collected in substantial compliance with all applicable federal, state and local laws and regulations and the loan documents subsequent to the date that Seller acquired each such Mortgage Loan. All escrows held and account records reflecting amounts held in escrow will be delivered to Purchaser at the Closing.

               (c) To Seller's knowledge all buildings upon the mortgaged property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. All such policies contain a standard mortgage clause naming Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. All such hazard insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, are not terminable, the amount of coverage provided thereunder may not be reduced without ten (10) days prior written notice to the mortgagee, and there are no delinquent payments with regard to premiums payable thereunder. To Seller's knowledge each mortgaged property is also covered by commercial general liability insurance in an amount at least equal to One Million Dollars ($1,000,000) per occurrence. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard or liability insurance policy. All premiums thereon have been paid. To Seller's knowledge, no person has engaged in any act or omission that would impair the coverage of such policy or the benefits of the mortgagee's endorsement. Such hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The related Mortgage obligates the obligor to maintain all such insurance at its cost and expense, and on the obligor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance and to obtain reimbursement therefor from the obligor. "Qualified Insurer" means an insurance company duly qualified as such under the laws of the state in which the mortgaged property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided.

               (d) To Seller's knowledge, the Mortgage is a valid, existing and enforceable lien on the mortgaged property, including all improvements on the mortgaged property, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the appraised value of the mortgaged property,
     (iii) senior mortgage liens if the Asset is described as a junior mortgage in Exhibit A, and (iv) rights of tenants under leases or other rights of tenants.

               (e) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including; (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial foreclosure.

               (f) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder.

               (g) The lien of the Mortgage is insured by ALTA or CLTA lender's title insurance policy, issued by a title issuer acceptable to institutional mortgage lenders and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the originator of the Mortgage Loan, its successors and assigns as to the lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal. Such title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Purchase Agreement with respect to such mortgage loan. Full premiums for such policy, including all endorsements and special endorsements, have been paid. To the best of Seller's knowledge, no claims have been made under such lender's title insurance policy, and Seller has not, by act or omission, done anything which would impair the coverage of such lender's title insurance policy. The originator of the Mortgage Loan is the sole insured under such lender's title insurance policy and such policy is assignable to Purchaser without the consent of or any notification to the insurer.

               (h) Seller has no knowledge that the mortgaged property has any material damage or waste or of any proceeding pending for the total or partial condemnation thereof.

               (i) Seller has no knowledge of any contamination from hazardous substances nor that any hazardous substances have been disposed of or identified on, under or at any mortgaged property in violation of any federal, state, or municipal law, regulation or standard.

               (j) Seller has no actual knowledge, as of the date hereof, that the mortgaged property is not in compliance with any applicable zoning or building law or regulation or that all inspections, licenses and certificates required by law, regulation or insurance standards to be made or issued with respect to the mortgaged property and with respect to the use and occupancy of the same, have not been made or issued by the appropriate authority.

               (k) The Asset File contains an appraisal or BPO of the related mortgaged property that was made and signed, prior to the approval of the mortgage loan application or at the time of purchase of the Asset by Seller, by a person,
     (1) who had no interest, direct or indirect, in the mortgaged property or the obligor or in any loan made by the approval or disapproval of the Mortgage Loan and (2) who was state-licensed or state-certified, if required under the laws of the state in which the related mortgaged property is located, at the time the appraisal or BPO was conducted and signed.

               (l) To Seller's actual knowledge, each Loan Document is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, execute as such enforceability may be limited by anti-deficiency laws or bankruptcy, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable federal or state laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and, subject to the foregoing qualifications, there is no offset, defense, counterclaim or right of rescission with respect to any of such Loan Documents.

               (m) The servicing of each Mortgage Loan purchased hereunder from the date of Seller's ownership thereof has been and as of the Closing Date will be in full compliance with all federal and state laws and regulations.

               (n) To Seller's actual knowledge, the related borrower is not a party to any bankruptcy, reorganization, insolvency or similar proceeding.

               (o) Except as disclosed in the Schedule 4.2(o), Seller has no actual knowledge that any Mortgage Loan is cross-defaulted with any loan (other than a Mortgage Loan), and no Loan is secured by any property that secures another loan (other than a Mortgage Loan).

               (p) To Seller's actual knowledge, except as set forth on Schedule 4.1(c), each such Mortgage, together with any separate security agreements and related documents, establishes a perfected first priority security interest in favor of the Seller in all the related borrower's fixtures and personal property used in, and reasonably necessary to operate, the real property underlying each Mortgage and, to the extent a security interest may be created therein, the proceeds arising from the real property underlying each Mortgage and any other collateral securing such Mortgage, subject only to certain encumbrances described in Schedule 4.1(c) annexed hereto and other encumbrances previously disclosed to Purchaser, if any.

               (q) Seller has no actual knowledge of mechanics' or other similar liens which have been filed for work, labor or materials (nor, to Seller's knowledge, are any rights outstanding that under applicable law could give rise to any such lien) affecting any real property securing a Mortgage Loan which are or may be prior or equal to the lien of the related Mortgage, except those insured against pursuant to the applicable title insurance policy.

               (r) Each Assignment Document to be executed and delivered by or on behalf of Seller pursuant hereto is and will be in recordable for and legal, valid and binding.

               (s) Seller's endorsement of the note evidencing each Mortgage Loan, which note is secured by the related Mortgage, will constitute the legal and binding assignment of such note and together with an assignment of Mortgage Loan, assignment of the assignment of leases and rents, and Assignment of any UCC financing statement, legally and validly will convey all right, title and interest in such Mortgage Loan to Purchaser.

               (t) Seller has no actual knowledge that the principal amount of each Mortgage Loan stated on the related note has not been fully disbursed as of the origination date specified therein, there are no future advances required to be made by the lender under any of the related Loan Documents, all requirements under the related Loan Documents, if any, for disbursements of additional loan proceeds have been satisfied fully, and any construction of improvements on the related real property underlying a given Mortgage that has not been completed will not impair the value of that real property underlying the Mortgage relative to the value reflected in the most recent appraisal thereof.

               (u) Other than as set forth in the Loan Table, no Mortgage Loan is as of the date hereof, or will be as of the Closing Date, more than 30 days delinquent in payments of principal or interest.

               (v) Seller has not modified, and shall not on or prior to the Closing Date modify, the terms of any Mortgage Loan and none of the Loan Documents have been modified or waived, or shall be modified or waived on or prior to the Closing Date, in each case in any material respect except as previously disclosed by Seller to Purchaser; with respect to each Mortgage Loan, the applicable interest rate and the related monthly payment have been calculated correctly (or have been recalculated correctly, in the case of certain Mortgage Loans for which one or both of such amounts previously was calculated incorrectly, each of which incorrect calculations previously has been disclosed to Purchaser in writing) pursuant to the terms of the applicable Loan Documents for all purposes; and all information set forth in the Loan Table with respect to each Mortgage Loan, including without limitation the outstanding principal balance, is true and correct in all material respects.

               (w) No Mortgage Loan is an interest-only loan the documents governing which provide only for interest on that Mortgage Loan to be paid on a periodic basis, with no periodic payment on account of amortization of principal.

               (x) No Mortgage Loan has been, and as of the Closing Date no Mortgage Loan shall be, satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related mortgagor has not been and shall not be released by Seller from any of such mortgagor's obligations under any Loan Documents.

               (y) Seller has no actual knowledge that any of the Loan Documents is or, on or prior to the Closing Date, will be subject to any right of rescission, set-off, valid counterclaim or defense, or that any exercise of any of the rights and remedies under the Loan Documents and in accordance with procedures permitted under applicable law will render any of such Loan Documents subject to any right of rescission, set-off, valid counterclaim or defense, and that any right of rescission, set-off, valid counterclaim or defense has been asserted with respect to any Mortgage Loan.

               (z) Seller has no actual knowledge that any real property securing a Mortgage Loan being or to be sold by Seller pursuant to this Agreement is not, and as of the Closing Date will not be, in all material respects, in compliance with, and is used and occupied in accordance with, all applicable statutes, rules, laws, regulations and ordinances and all restrictive covenants of record applicable to such real property; nor that all inspections, licenses and certificates of occupancy required by any of such statutes, rules, laws, regulations and ordinances to be made or issued with regard to such real property have not been obtained and are not in full force and effect (except to the extent the failure to obtain and maintain any thereof do not materially impair the current use of such real property or the rights of a holder of the related Mortgage Loan.)

               (aa) Seller did not engage in an adverse selection process in selecting the Mortgage Loans for sale, assignment and transfer to Purchaser.

               (bb) No more than 5% of the aggregate outstanding principal amount of the Mortgage Loans have the same borrower or, to Seller's best knowledge, are to borrowers, which are affiliates of each other.

               (cc) Except as set forth on Schedule 4.2(cc) hereto, each Mortgage prohibits any further pledge or lien on the real property securing each Mortgage, whether of equal or subordinate priority to the lien of the Mortgage, unless the prior written consent of the holder is obtained or certain conditions set forth in the Mortgage are satisfied.

               (dd) Seller has no actual knowledge of any circumstances or conditions with respect to the real property securing any Mortgage, that would constitute or result in a material violation of any environmental laws or require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any and all environmental laws.

               (ee) Seller has no actual knowledge that all amounts required to be deposited by the borrower with respect to each Mortgage Loan at the origination of such Mortgage Loan were not deposited or that there are any deficiencies with regard thereto.

               (ff) To Seller's actual knowledge, all significant leases with respect to each real property securing a Mortgage Loan are and as of the Closing Date will be in full force and effect, there has been and as of the Closing Date will be no material default under the lease by the related borrower or, to Seller's knowledge, except as disclosed on Schedule 4.2(ff), the lessee, and no person or entity other than the related borrower owns any interest in any payments due or to become due under the related leases.

               (gg) To Seller's actual knowledge, there are and as of the Closing Date will be no pending or threatened actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under each Mortgage Loan or the real property securing such Mortgage Loan which, if determined against such mortgagor or real property, would materially and adversely affect the value of such real property or the ability of the borrower to pay principal, interest and other amounts due under such Mortgage Loan.

               (hh) Each Asset File contains an original or a copy of lender's title insurance as of the origination date of each Mortgage Loan.

4.3  Real Property.  Seller represents and warrants to Purchaser that with
     -------------
     regard to each real property sold hereunder that, as of the Closing Date:

               (a) The Asset Files contain all material documents, or copies thereof, relating to each real property.

               (b) Seller is the sole owner and holder of the real property and has the full right to sell the real property pursuant hereto.

               (c) A valid and enforceable ALTA policy of title insurance, or equivalent coverage customarily approved by institutional investors in the jurisdiction in which the real property is located, has been obtained by Seller in an amount not less than the purchase price of such real property and insuring that the real property is owned by Purchaser, subject to (i) liens for real property taxes and assessments not due and payable on the Closing Date, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the Closing Date generally acceptable to institutional investors in the area, (iii) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the practical realization of the benefits of ownership of such real property or with the current use thereof, (iv) ground leases described in written schedules previously provided to Purchaser, and (v) rights of tenants under leases.

               (d) The real property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof.

               (e) Seller has no knowledge of any pending or threatened condemnation proceeding or similar proceedings, affecting the real property or any part thereof which could have a material adverse effect upon the use of the real property for its current uses.

               (f) Except to the extent they do not materially and adversely affect the present use of the real property, all of the improvements that were included for the purpose of determining the valuation of the real property lie substantially within the boundaries and building restriction lines of such real property, and no improvements on adjoining properties encroach in any material respect upon such real property.

               (g) To Seller's knowledge, all public utility connections located at or on the real property have been paid for and all sewer, water and other utilities required for the operation of the real property enter through adjoining public streets or through valid recorded easements across adjoining private lands.

               (h) Seller has no knowledge of any contamination from hazardous substances and nor that any hazardous substances have been disposed of or identified on, under or at any real property in violation of any federal, state, or municipal law, regulation or standard.

               (i) There is maintained a hazard insurance policy on the real property. Seller has not received from any insurance company which carries insurance on the real property any notice of any defect or inadequacy in connection with the real property or its operation which has not been cured.

               (j) If the real property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below is available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administrator is in effect or could be obtained with a reputable insurance carrier, in an amount representing coverage not less than the lesser of (i) the full insurable value of the related real property, or (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973.

               (k) Except as previously disclosed to Purchaser in the Asset Files, Seller has no knowledge that the real property, normal wear and tear excepted, is not in good condition and repair or that it has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, or other casualty, so as to affect adversely the value of the real property or the use for which the premises were intended.

               (l) Seller has performed or will perform all of Seller's obligations under any leases relating to the real property that are or will be required to be performed prior to the Closing Date. No brokerage commission or other compensation is or will be due or payable to any person with respect to or on account of any of such leases, or any renewal thereof, that could be a lien against the real property or a claim against Purchaser.

               (m) Except as previously disclosed to Purchaser in the Asset Files, Seller has no knowledge of any litigation pending, or of any order, injunction or decree outstanding, existing or relating to the real property, that could reasonably be expected to have a material adverse effect on the real property or title thereto. Seller has no knowledge of any illegal activity being conducted on the real property which could serve as the basis for a claim or prosecution of any action or proceeding seeking to impose civil or criminal liability on Purchaser as the owner.

               (n) Except as disclosed on Schedule 4.3, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges affecting the real property.

               (o) To Seller's knowledge any rent rolls and leases provided by the Seller to Purchaser are complete, true, and accurate, and are presented in a manner that is not misleading. All leases are in full force and effect with rents paid currently (except as indicated in the rent roll). With regard to the tenant leases, the Seller knows of no default by it or by any of the tenants, and there have been no verbal changes and no concessions granted by Seller with respect to the leases or tenants under the leases, except as indicated in the rent roll.

               (p) All information pertaining to the real property on any exhibits or schedules is true and correct in all material respects.

4.4  MBS.  Seller represents and warrants to Purchaser that with regard to each
     ---
     MBS sold hereunder that, as of the Closing Date:

               (a) Seller acquired each MBS in the ordinary course of business, in good faith, for value and without notice of any claim against or claim to any of the MBS on the part of any person.

               (b) Seller does not have any actual or constructive knowledge or notice of any interest in the MBS that upon sale to the Purchaser and transfer in accordance herewith will be contrary to the interest of the Purchaser.

               (c) All conditions precedent and any restrictions upon the transfer of any MBS provided for in the pooling and servicing agreement relating to any given MBS have been satisfied (other than conditions precedent to be satisfied by Purchaser) and the transfer of each MBS to the Purchaser will be complete upon the execution and delivery of this Agreement by the parties hereto and the execution and delivery of the Bill of Sale and duly executed stock powers by Seller (provided that the transfer of registered ownership will only be complete after the trustee for each respective MBS has issued a new certificate, representing the MBS being transferred, registered in the name of the Purchaser).

     5.   Representations and Warranties of Purchaser.  Purchaser represents and
          -------------------------------------------
warrants to Seller that, as of the Closing Date:

               (a) Purchaser is duly organized and validly existing under the laws of its state of organization. Purchaser has the full right, power and authority to make, execute, deliver and perform this Agreement and the transaction contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

               (b) Purchaser has obtained all consents, approvals or authorizations required in connection with the execution, delivery or performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

               (c) Purchaser has complied with all rules, regulations and statutes required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

               (d) Purchaser has complied with all conditions precedent to be performed by a transferee provided for in each pooling and servicing agreement relating to any Asset that is an MBS.

     6.  Representations and Warranties of WREIT. WREIT represents and warrants
         ---------------------------------------
to Seller that, as of the Closing Date:

               (a) WREIT is duly organized and validly existing under the laws of its state of organization. WREIT has the full right, power and authority to make, execute, deliver and perform this Agreement and the transaction contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

               (b) The execution of this Agreement, and the performance of the transaction contemplated under this Agreement will not result in a breach of any provision of the charter or bylaws of WREIT or result in a material breach of any legal restriction or any agreement to which WREIT is now a party or by which it is bound, or result in a violation of any law, rule, regulation, order, judgment or decree to which WREIT or its property is subject.

               (c) WREIT has obtained all consents, approvals or authorizations required in connection with the execution, delivery or performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

               (d) WREIT has complied with all rules, regulations and statutes required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

      7.  Indemnification.
          ---------------

               (a) Subject to provisions of this Section 7, Seller shall indemnify and hold Purchaser harmless for any third party claims or losses arising out of the acts or omissions of Seller with regard to the Assets prior to the Closing Date and, subject to provisions of this Section 7, Purchaser shall indemnify and hold Seller harmless for any third party claims or losses arising out of the acts or omissions of Purchaser with regard to the Assets after the Closing Date.

               (b)  Neither party shall be entitled to indemnification under
     Section 7(a) hereof unless a Notice of Breach has been delivered by the party seeking indemnification on or before the Survival Date.

               (c) Neither party shall be liable under Section 7(a) hereof unless the total amount recoverable under Section 7(a) hereof exceeds, in the aggregate, $100,000; provided, however, that if the indemnifying party's obligation under Section 7(a) hereof exceeds $100,000 in the aggregate, the indemnifying party's obligation under Section 7(a) hereof shall be for the full amount of such obligation less $100,000.

     8.  Proration.  For real properties, rental revenues and other income, and
         ---------
taxes, assessments, utility charges and other expenses affecting the property shall be prorated between Seller and Purchaser as of the Cut-Off Date, with the Seller to receive all income and be responsible for all expenses which accrued prior to the Cut-Off Date and the Purchaser to receive all income and be responsible for all expenses which accrued on or after the Cut-Off Date.

     9.  MBS Payments.  For MBS, Seller shall receive all payments, including,
         ------------
without limitation, all principal and interest payments, relating to the MBS which are made prior to the Cut-Off Date and Purchaser shall receive all payments, including, without limitation, all principal and interest payments, relating to the MBS which are made on or after the Cut-Off Date.

    10.  Amendment.  This Agreement may be amended only by written agreement
         ---------
signed by Seller, WREIT and Purchaser.

    11.  Counterparts.  This Agreement may be executed in counterparts.
         ------------

    12.  Notices.  Any notice hereunder shall be in writing and either shall be
         -------
delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or, in the case of facsimile transmission, when received and telephonically confirmed, in each case as follows:

     If to the Seller at:    c/o Wilshire Financial Services Group Inc.
                             1776 SW Madison Street
                             Portland, OR  97205
                             Telephone:  (503) 223-5600
                             Attention:  Andrew Wiederhorn, CEO

     With a Copy to:         Mark H. Peterman
                             Stoel Rives LLP
                             900 SW Fifth Avenue, Suite 2300
                             Portland, OR  97204-1268
                             Telephone:  (503) 294-9536

     If to Purchaser at:     Wilshire Real Estate Partnership L.P.
                             1776 SW Madison Street
                             Portland, OR  97205
                             Telephone:  (503) 223-5600
                             Attention:  Lawrence Mendelsohn

     With a Copy to:         James Waddington
                             Proskauer Rose LLP
                             1585 Broadway
                             New York, NY  10036-8299
                             Telephone:  (212) 969-3110

     If to WREIT at:         Wilshire Real Estate Partnership L.P.
                             1776 SW Madison Street
                             Portland, OR  97205
                             Telephone:  (503) 223-5600
                             Attention:  Lawrence Mendelsohn

     With a Copy to:         James Waddington
                             Proskauer Rose LLP
                             1585 Broadway
                             New York, NY  10036-8299
                             Telephone:  (212) 969-3110

     13.  No Partnership.  Nothing herein contained shall be deemed or construed
          --------------
to create a partnership or joint venture between the parties hereto; the parties shall have the status of and act in all matters hereunder as independent contractors. Seller is not an agent of Purchaser and has no authority, and is not intended to have the power to create, extinguish or modify any right, obligation or liability of Purchaser to any person or entity whatsoever, including without limitation, any Asset obligor.

     14.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon Seller, WREIT and Purchaser and their respective successors and assigns, as may be permitted hereunder. Purchaser may assign this Agreement or any Asset hereunder, together with all rights under this Agreement with regard to such Asset.

     15.  Severability.  Each part of this Agreement is intended to be
          ------------
severable. If any provision of this Agreement is invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

     16.  Law Governing.  This Agreement shall be construed in accordance with,
          -------------
and governed by, the laws of the State of Oregon without reference to the law therein regarding choice of law.

     17.  Survival; Repurchase and Damages.
          --------------------------------

               (a) The covenants, warranties and representations of the parties shall survive the Closing Date; provided, however, that no claim or action for a breach of any representation or warranty contained in this Agreement may be maintained by any Party unless such party shall have delivered a Notice of Breach specifying the details of such breach (including, to the extent practicable, a quantification of the damages arising from such alleged breach) to the other party on or before the Survival Date. The foregoing limitation shall not apply to covenants. A Notice of Breach shall only be sufficient to preserve a claim or action with respect to an alleged breach to the extent the Notice of Breach sets forth sufficient details identifying the specific breach and a quantification, to the extent practicable, of the damages arising therefrom.

               (b) In the event of a breach of any representation or warranty set forth in Section 4, Seller shall have a period of [180] days from its receipt of Notice of any such breach within which to cure such breach in all material respects. Prior to enforcing its remedies against Seller, Purchaser shall make a claim on any title or property insurance policy, if any, to the extent that payment thereunder could reasonably be expected to reduce Seller's liability or to bring about a cure on account of such breach. If such breach by Seller shall not have been cured in all material respects within such [180] day period, Seller shall be required to repurchase the Asset pursuant to Section 7(c).

               (c) Seller shall be required to repurchase any Asset pursuant to this paragraph if prior to the Survival Date, Purchaser has notified Seller of a material breach of any representation and warranty set forth in
     Section 4 and such breach is not cured in all material respects within a [180]-day cure period. Seller shall be obligated, within 10 days following receipt of written demand by the Purchaser, to repurchase the related Asset. Seller shall repurchase any affected Asset hereunder at the Purchase Price of such Asset, plus the amount of any servicing advances made by Purchaser in respect of the related Asset, and minus any principal payments received by Purchaser arising from the Asset after the Cut-Off Date. In connection with any repurchase of an Asset hereunder by Seller, Purchaser shall tender to Seller all portions of the Asset File with respect to such Asset previously delivered to Purchaser and any additional documents related thereto in Purchaser's possession, and each document therein which was endorsed or assigned to Purchaser as required by this Agreement, shall be endorsed and assigned to Seller in the same manner as provided therein. Notwithstanding anything to the contrary contained herein, Seller's obligation to repurchase any Asset shall terminate unless Purchaser shall have provided written notice to Seller of the breach on or before the Survival Date.

     18.  Further Assurances.  The parties agree that they will execute and
          ------------------
deliver such further instruments and take such other action as any of them reasonably may require in order to more effectively to carry out the intent and purposes of this Agreement.

     19.  Attorney Fees.  In the event there is any dispute arising out of this
          -------------
Agreement, the prevailing party shall be entitled to recover from the other all reasonable attorney fees and costs, whether or not at trial, on appeal, or in bankruptcy.

     20.  Jurisdiction and Venue.  Any dispute arising out of this Agreement
          ----------------------
shall be resolved by the applicable courts in Oregon, and Seller and Purchaser consent to personal jurisdiction and venue therein.

     21.  Waivers.  The failure of Purchaser or WREIT to enforce any provision
          -------
of this Agreement shall not be deemed a waiver of that provision or any other provision with respect to that transaction or any other transaction with Seller.

     22.  Entire Agreement.  This Agreement, including any exhibits and
          ----------------
schedules referred to herein, the Offering Memorandum and all prior written and computer information regarding the Assets provided by Seller to Purchaser constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties. The representations and terms of this

Agreement shall supersede any inconsistent representations or terms in the prior written and computer information provided by Seller to Purchaser.



                                   Wilshire Financial Services Group Inc.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------


                                   Wilshire Funding Corporation


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------


                                   WMFC 1997-1 Inc.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------


                                   Wilshire Real Estate Investment Trust Inc.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------


                                   Wilshire Real Estate Partnership L.P., by
                                    Wilshire Real Estate Investment Trust Inc., its General Partner


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------

                                   EXHIBIT A

                             DESCRIPTION OF ASSETS

                                   EXHIBIT B

                                  BILL OF SALE


     In accordance with the Asset Purchase Agreement (the "Agreement") dated as of ___________, 199___ between _______________________________ ("Seller"), and
Wilshire Real Estate Partnership L.P. ("Purchaser"), Seller hereby transfers, assigns, sets over and otherwise conveys to Purchaser, (i) all right, title and interest in the Assets and any and all payments received from and after the Cut-Off Date, (ii) all right, title and interest in those representations and warranties which were received by Seller in relation to those Assets which are Mortgage Loans and that may be assigned, and (iii) all documents contained in the Asset Files.

     Capitalized terms used herein have the meanings given them in the Agreement.

     This Bill of Sale is made pursuant to and upon the representations and warranties on the part of the undersigned contained in the Agreement and such representations and warranties are not merged in this Bill of Sale. Other than such representations, the Assets are sold AS IS, without any other warranties,
                                          ------------------------------------
including without limitation any warranties of merchantability or fitness for a
-------------------------------------------------------------------------------
particular purpose.
-------------------

     DATED this ____ day of ___________, 199___.



                                                By:
                                                   ---------------------------
                                                Title:
                                                      ------------------------

                                   LOAN TABLE

                                SCHEDULE 4.1(c)

                                 ENCUMBRANCES

                                SCHEDULE 4.1(h)

                                 BROKER'S FEES

                                SCHEDULE 4.2(o)

                                CROSS DEFAULTS

                                SCHEDULE 4.2(cc)

                    MORTGAGE LOANS PERMITTING FURTHER LIENS

                                 SCHEDULE 4.3

                              OUTSTANDING CHARGES

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                               PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is made as of ___________1998 by and among Wilshire Real Estate Partnership L.P., a Delaware limited partnership ("Purchaser"), Wilshire Real Estate Investment Trust Inc., a Maryland corporation ("WREIT") general partner of Purchaser and Wilshire Funding Company UK Limited, an English corporation ("WFC UK") ("Seller").

                                    RECITALS

A. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth herein, the Assets (as defined herein) owned by Seller.

B. Purchaser and Seller desire to enter into this Agreement to govern the purchase by Purchaser from Seller, and sale by Seller to Purchaser, of the Assets.

    Therefore, in consideration of the mutual covenants, terms and conditions set forth herein, the parties agree as follows:

1.  Definitions
    -----------

    The following terms are defined as follows:

    "Affiliate" With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Assets" The mortgage loans, real property and mortgage-backed securities described in Schedule One to this Agreement, together with all liens and guaranties granted in connection therewith, all residual rights of Seller in property that secure the aforesaid, all insurance policies on any of the property or the obligor on the account, all documentation pertaining therto and all Asset Files.

    "Asset File" All information in recorded form pertaining to the Assets held by or for Seller, including without limitation, all documents, microfiche, computer software and other media that includes correspondence, general credit information, credit records, payment histories, internal notes or memoranda, loan applications, appraisals, insurance guarantee policies, property insurance policies, mortgage insurance policies, title insurance policies, attorney opinions, and all original documents evidencing or relating to the Assets and any collateral that secures the Assets.

    "Assignment Documents"  As defined in Section 2.2.

    "Borrower" In relation to each Mortgage the person or persons specified as such in the Mortgage.

    "BPO" The most recent drive-by valuation, as reasonably adjusted by the Seller's in-house appraisal department (on a six month "stabilised" rather than "quick sale" basis) generally prepared by a duly qualified and licensed real estate broker who has no interest, direct or indirect, in the mortgaged property or in Seller or Purchaser, or any Affiliate of Seller or Purchaser and whose compensation is not affected by the results of the BPO and which valuation indicates the expected proceeds of a sale of the related mortgaged property, and includes certain assumptions, including those as to the condition of the interior of the applicable mortgaged property and marketing time.

    "Closing Date" The closing date of the initial public offering of common stock of WREIT, pursuant to Registration Statement No. 333-39035 on Form S-11, and any amendments thereto, filed by WREIT with the Securities and Exchange Commission.

    "Cut-Off Date"  _______________ 1998.

    "IPO Closing" The closing of the initial public offering of common stock of WREIT, pursuant to Registration Statement No. 333-39035 on Form S-11, and any amendments thereto, filed by WREIT with the Securities and Exchange Commission.

    "MBS"  Any Asset that is a mortgage-backed security.

    "Mortgage" any mortgage, floating charge, deed of trust or other instrument securing an Asset that creates a lien on an estate in real property securing the Asset.

    "Mortgage Loan"  Any Asset that is secured by a Mortgage.

    "Person" Any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organisation, governmental entity or other entity of similar nature.

    "Property" In relation to a Mortgage Loan the freehold or leasehold property upon which the repayment of the Mortgage Loan is secured.

    "Purchase Price"  As defined in Section 2.1(b).

    "Related Security" The debentures guarantees charges over cash deposits, charges over Keyman Life policies, memoranda of deposit and/or charges over shares, deeds of priority, deeds of postponement, irrevocable letters held by Seller as security for the obligations of the Borrower.

    "Securities Act"  The Securities Act of 1933, as amended.

    "Survival Date"  That date [6 months] after the Closing Date.

    "Transfer"  The form of transfer at Schedule Two.

2.  Closing
    -------

    The closing of the purchase and sale of the Assets shall be held at the offices of ____________ on the Closing Date.

     2.1 The obligation of Seller to sell the Assets shall be subject to satisfaction of each of the following conditions precedent:

          (a) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date.

          (b) On the Closing Date, upon Purchaser's receipt of the items specified in Section 2.2, Purchaser shall wire transfer $/(Pounds)___________ to Seller (the "Purchase Price").

     2.2 The obligation of Purchaser to purchase the Assets shall be subject to satisfaction of each of the following conditions precedent on or before the Closing Date. Purchaser shall receive all items in such forms as are agreed upon and acceptable to Purchaser and WREIT, duly executed by all signatories as required pursuant to the respective terms thereof. If Purchaser purchases the Assets before satisfaction of any of these conditions, Seller shall, at Purchaser's request, satisfy the conditions after the Closing Date.

          (a) Seller shall deliver the Assets, the original Asset Files together with such other documents and instruments reasonably necessary for the individual transfer of each Asset by Seller to Purchaser, including without limitation, the following as applicable for each Asset (collectively, the "Assignment Documents"):

               (i)    Original title deeds for each Property;
               (ii)   Duly executed Transfers of each Mortgage Loan;
               (iii)  Duly executed assignments of any Related Security;
               (iv) Notice to Borrower in the form of Schedule Three duly signed on behalf of Seller;
               (v)    All Related Securities.

          (b) Seller shall deliver and release to Purchaser the Assets and all other documents required to be delivered pursuant to this Agreement.

          (c) Seller shall provide releases of all interests in the Assets held by any third party unless for any Property the parties have mutually agreed to transfer such Property subject to indebtedness, in which case Seller shall provide consent to transfer such Property subject to the indebtedness from the lender holding such indebtedness.

          (d) Seller shall instruct the trustee for each MBS to transfer such MBS into Purchaser's name.

          (e) Seller shall provide copies of the agreements pursuant to which Seller acquired Assets that are Mortgage Loans.

          (f) Seller shall be responsible for the preparation of any and all other transfer documents reasonably necessary to evidence the transfer of the Assets. Such transfer documents shall be in the name and form reasonably acceptable to Purchaser.

          (g) Except as otherwise provided herein, Seller shall have delivered to the Purchaser, in escrow, all documents required to be delivered hereunder.

          (h) All representations and warranties of Seller set forth herein are true and correct.

     2.3 The obligations of all parties under this Agreement are conditioned upon the IPO Closing.

     2.4 At Purchaser's request, the Assignment Documents promptly shall be recorded or filed, as applicable, in the name of the Purchaser or in the name of a person or entity designated by Purchaser in all appropriate public offices, files and records. If any such Assignment Document is lost or returned unrecorded or unfiled because of a defect therein, Seller promptly shall prepare substitute Assignment Documents to cure such defects and thereafter cause each such substitute Assignment Document to be duly recorded or filed, as applicable. Purchaser shall pay all recording and filing fees related to one-time recordation or filing, as applicable, of the assignments.

     2.5 Any Assignment Documents or Asset Files with respect to one or more of the Assets that are in Seller's possession from and after the closing Date shall be retained and maintained by the Seller in trust for the benefit of Purchaser and in a custodial capacity only, and subject in all events to the will of the Purchaser. Seller shall segregate all of such Assignment Documents and Asset Files from Seller's other books and records and shall appropriately mark each of them to reflect clearly the sale of the related Asset to Purchaser and the ownership of each Asset by Purchaser. Seller shall release its custody of the contents of any thereof only in accordance with written instructions from Purchaser except where such release is required as incidental to the Seller's servicing of the Assets (if and to the extent Seller is engaged to provide servicing with respect thereto).

     2.6 Seller shall reflect the sale of each Asset sold pursuant to this Agreement on the Seller's balance sheet and other financial statements as a sale of assets by Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Assets which shall be clearly marked to reflect the sale of each Asset to Purchaser and the ownership of each Asset by Purchaser.

     2.7 Except as otherwise provided herein, all costs and expenses incurred by all parties in connection with the transactions contemplated by this Agreement shall be paid by that party.

3.   Transfer of Servicing
     ---------------------

     3.1 The Assets shall be sold and conveyed to Purchaser on a servicing released basis. As of the Closing Date all rights regarding the servicing of Assets shall pass to Purchaser.

     3.2 Seller shall provide Purchaser with a letter to be sent to all Borrowers on the Assets which are Mortgage Loans advising the Borrowers that the Assets have been sold and that all payments should be paid to Purchaser.

     3.3 Purchaser shall be entitled to all payments received after the Cut-Off Date and Seller shall forward such payments to Purchaser within five days of receipt thereof.

     3.4 Seller shall be responsible for payment of all expenses of servicing and payment of all third-party obligations of the Borrower required to be paid under the Assets (including without limitation, tax and insurance payments), attributable to the time period prior to the Cut-Off Date. If funds are not available from Borrower's account for such third-party obligations, Seller shall obtain Purchaser's prior approval before advancing such funds and adding the amount therof to the Borrower's balance.

     3.5 After the Cut-Off Date, Seller shall not have any right to participate for its own account in pending litigation relating to any Asset sold to Purchaser. Seller agrees to make its employees available to Purchaser when reasonably required after the Closing Date to assist Purchaser in obtaining missing documents, missing information, or in litigation provided that Purchaser provides Seller reasonable advance notice and pays a reasonable fee for the employees' time and costs.

     3.6 Seller shall assign to Purchaser all contracts (if any) relating to the operation and maintenance of the Assets which are real property and shall provide notice to the persons party to such contracts that the contracts are being assigned to Purchaser.

4.   Representations and Warranties of Seller
     ----------------------------------------

     4.1  This Agreement.  Seller represents and warrants to Purchaser and WREIT
          --------------
          that as of the date of this Agreement and as of the Closing Date:

          (a) Seller is duly organised and validly existing under the laws of England. Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorise the execution, delivery and performance of this Agreement.

          (b) The sale and delivery of any Asset to Purchaser, the execution of this Agreement, and the performance of the transaction contemplated under this Agreement will not result in a breach of any provision of the memorandum and articles of association of Seller or result in a material breach of any legal restriction or any agreement to which Seller is now a party or by which it is bound, or result in a violation of any law, rule, regulation, order, judgment or decree to which such Seller or its property is subject.

          (c) Except as set out in Schedule Four Seller is the owner of the Assets, free of any liens or encumbrances (collectively "Encumbrances"), and has the full right, title and interest to sell and assign the Assets to Purchaser and except (A) for Assets that are real property (i) liens for real property taxes and assessments not due and payable on the Closing Date, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the Closing Date generally acceptable to institutional investors in the area,
               (iii) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the practical realisation of the benefits of ownership of such real property or with the current use thereof, (iv) leases described in written schedules previously provided to Purchaser, and (v) rights of tenants under leases and (B) for Assets that are second charges where the first charges have been disclosed to Purchaser.

          (d) Seller has obtained all consents, approvals or authorisations required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          (e) Seller has complied with all rules, regulations and statutes required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

          (f) There is no action, suit, proceeding, investigation or litigation pending or, to Seller's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Seller, would adversely effect the sale of the Assets to Purchaser, or Seller's ability to perform its obligations under this Agreement.

          (g) Seller is solvent and is generally paying its debts as such become due and the execution and consummation of this Agreement will not render Seller insolvent. There are no proceedings for reorganisation, arrangement, liquidation or dissolution pending, or to Seller's knowledge, threatened or contemplated against Seller.

     4.2  Representations and Warranties.  Seller shall assign to Purchaser all
          ------------------------------
          representations and warranties pertaining to each UK Mortgage Loan received by Seller when Seller acquired each such UK Mortgage Loan to the extent that such representations and warranties may be transferred. In addition, Seller represents and warrants to Purchaser that with regard to each Asset sold hereunder that is a UK Mortgage Loan that, as of the Closing Date:

          4.2.1 The particulars of each Mortgage set out in the relevant schedule to the Transfers are in all material respects complete, true and accurate.

          4.2.2  Each Property is situated in England, Wales or Scotland.

          4.2.3 Each Property constitutes investment property let predominantly for office, industrial, retail, warehouse or, residential purposes and is either freehold or leasehold.

          4.2.4 No Property is owner occupied nor constitutes a dwelling except for:

                 (i) any Property which is a holiday home, hotel or public house; and

                 (ii) any Property, part of which is let or is capable of being let on the basis of an assured shorthold tenancy, an assured tenancy or a protected tenancy; which residential aspect and tenancy was taken into account in the valuation of that Property referred to in paragraph 4.2.7(i) below.

          4.2.5  (i)   In relation to each Mortgage, the Borrower had, as at the
                       date of that Mortgage, a good and marketable title to the fee simple absolute in possession or a term of years absolute in the relevant Property and if the Property is registered, the title has been registered or is in the course of registration with title absolute in the case of freehold property or absolute or good leasehold title (where the freehold title has been deduced) in the case of leasehold property and each Property was, as at the date of that Mortgage, held by the Borrower free (save for the Mortgage and its Related Security and save for any Encumbrance which either (i) is postponed to and ranks in priority behind the Mortgage by virtue of a deed of priority or postponement which in the case of registered land, has been registered, or is in the course of registration, at HM Land Registry or (ii) as created, ranked in point of priority behind the Mortgage) from any Encumbrance which would materially and adversely affect such title or the value for mortgage purposes set out in the valuation referred to in paragraph 4.2.7(i) below.

                   (ii) In relation to each Property, title to which is unregistered, where such unregistered property is subject to first registration, an application for registration of the Borrower's title and of the Mortgage has been delivered to HM Land Registry within two months from the date of dealing giving rise to first registration.

                   (iii) In relation to any Mortgage where registration is
                         pending at HM Land Registry, Seller has an absolute right to be registered as proprietor of the Mortgage as first mortgage of the interest in the relevant Property which is subject to that Mortgage.

            4.2.6 All joint owners of the legal estate which is the subject of each Mortgage have joined as parties to the relevant Mortgage.

            4.2.7
                   (i) In the case of each Mortgage, before the date on which the initial amount secured by that Mortgage was advanced, the Property charged as security therefor was valued by an independent qualified surveyor or valuer (being a fellow or associate of The Royal Institute of Chartered Surveyors of the

                    Incorporated Society of Valuers and Auctioneers) in accordance with usual valuation principles.

                    (a) In the case of each Mortgage which comprises an initial advance and one or more further advances, before the date on which the last such further advance was advanced, the Property charged as security therefor was valued by an independent qualified surveyor or valuer (being a fellow or associate of The Royal Institute of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers) on a desktop basis but otherwise in accordance with usual valuation principles.

          4.2.8
               (i) Each Mortgage constitutes a valid and binding obligation of, and is enforceable against, the relevant Borrower, subject only, in the case of Mortgages required to be registered at HM Land Registry, to such registration;

               (ii) save as set out in Schedule Four each Mortgage is a valid and subsisting first fixed charge by way of legal mortgage on the Property to which such Mortgage relates;

               (iii) subject as set out in (i) above, Seller has a good title to each Mortgage at law and all things necessary to complete Seller title to each Mortgage (including an application for registration at HM Land Registry where necessary) have been duly done at the appropriate time or are in the process of being done without undue delay and within the relevant priority period conferred by an official search at the Central Land Charges Registry (in the case of unregistered land) or against the relevant title at HM Land Registry (in the case of registered land) or within two months after the conveyance to the relevant borrower (in the case of Property which comprises unregistered land title to which is required to be registered at HM Land Registry in order to transfer a legal estate in land); and

               (iv) Seller is the legal and beneficial owner of each Mortgage, free and clear of all Encumbrances, overriding interests (other than those to which the Property is subject), claims and equities (including without limitation, rights of set-off or counterclaim) and there were at the time of completion of the relevant Mortgage and any further advances secured by that Mortgage no adverse entries of Encumbrances or applications for adverse entries of Encumbrances against any title at HM Land Registry to any relevant Property which entries would rank prior to the interests of Seller in such Mortgages.

        4.2.9 An investigation as to the title of the Borrower to the relevant Property was, in accordance with good law and practice made prior to the completion of each relevant mortgage.

        4.2.10 Since the date of each Mortgage, Seller has not received any written notice of any Encumbrance materially and adversely affecting its title to the relevant Mortgage nor any written notice of any occupational or similar equitable interest in the relevant Property other than those (if any) to which Seller has or should have given its written consent acting as a reasonably prudent lender of money secured on commercial property.

        4.2.11
               (i)  At the date hereof either:

                    (a) each Property is covered by buildings insurance maintained by the Borrower or another person with an interest in the relevant Property in an amount which is equal to or greater than the amount which a qualified surveyor or valuer engaged by Seller estimated to be equal to such Property's reinstatement value at the time of the original advance and Seller is or is in the course of being added as a joint-insured(s) thereunder, or its interest has been noted or is in the course of being noted on each policy or otherwise included by the insurer under a "general interest noted" provision in the relevant policy; or

                    (b) the relevant tenant of the Property is a department, agency or organisation of, or which is supported by, HM Government which a reasonably prudent lender of money secured on commercial property would allow to self insure.

               (ii) As at the date of each Mortgage, each Property covered by a policy of buildings insurance was covered against those risks usually covered by a reasonably prudent mortgagee of a property of the same nature and in a comparable location.

          4.2.12
               (i) None of the provisions of the Mortgage at the time it was entered into or since has been waived, altered or modified in any material respect and for this purpose none of the following shall be regarded as material:

                    (a) any release of any one or more guarantors or any one or more joint Borrowers provided that there is at least one Borrower under each Mortgage;

                    (b)  any change of a mortgage payment date;

                    (c) any agreement or waiver by Seller for the interest of Seller to be noted on the buildings insurance maintained from time to time in respect of the relevant Property rather than for that insurance to be in the joint names of Seller and the Borrower;

                    (d) any substitution of a property with another Property having a value equal to or greater than the value of the original property at the time of the Mortgage.

               (ii) No representations or warranties have been made to any
                    Borrowers by Seller, and there are no other terms and conditions applicable to any Mortgage, other than in each case, those set out or referred to in the relevant Mortgage (so far as applicable) in effect at the relevant time and subject to such amendments, waivers, alterations and modifications as are permitted by, or regarded as immaterial for the purposes of, paragraph 4.2.12(i) above.

             (iii) The representations and warranties in this section 4.2 apply to each Property substituted for any other property which was originally secured by the relevant Mortgage as contemplated by paragraph 4.2.12(i)(d) above with each reference to the date of the Mortgage being construed as a reference to the date the Property was so substituted.

     4.2.13 Seller has, since the creation of each relevant Mortgage, kept full and proper accounts, books and records showing clearly all transactions, payments, receipts and proceedings relating to the relevant Mortgage which are complete and accurate in all material respects. All such accounts, books and records are up to date and are held by, or to the order of Seller.

     4.2.14 Each Mortgage arose from the ordinary course of Seller's commercial secured lending activities.

     4.2.15 No agreement for any Mortgage is a regulated consumer credit agreement (as defined in Section 8 of the Consumer Credit Act 1974) or constitutes any other agreement regulated by the Consumer Credit Act 1974 or any modifications or re-enactment thereof.

     4.2.16 Seller had, save as set out in Schedule Four immediately prior to the date hereof, a full first fixed charge by way of legal mortgage over the interest in the Property owned by each Borrower for the full amount secured by the relevant Mortgage.

     4.2.17 No Mortgage is over any property which is the subject of the right to buy provisions of the Housing Act 1985.

          4.2.18 Seller is not aware of any litigation or claim calling into question in any adverse way its title to any Mortgage.

          4.2.19 Subject to completion of any registration which may be pending at HM Land Registry, all title deeds to the Properties and the deeds constituting the Mortgages and the files relating to each Mortgage are held by, or to the order of, Seller.

          4.2.20 No Mortgage is subject to the Mortgage Interest Relief at Source Scheme provided for in sections 369 to 379 of the Income and Corporation Taxes Act 1988, as from time to time amended, or any predecessor thereof or replacement therefor.

          4.2.21 Prior to entering into each Mortgage, all investigations, searches, and other actions and such enquiries as to the Borrower's ability to repay the relevant Mortgage were made and as to title of the Borrower to the relevant Property as would a reasonably prudent lender of money secured on commercial property make. Nothing was disclosed by such investigations, searches and enquiries which would have led such a reasonably prudent lender either initially or after further investigation to decline to proceed with the relevant Mortgage.

          4.2.22  Each Mortgage is governed by English law.

          4.2.23 In each case when the Borrower is a company, particulars of the Mortgage were delivered to the Companies Registry for registration within 21 days of the completion of the Mortgage pursuant to sections 395 or 410 of the Companies Act 1985.

          4.2.24 Seller is not aware of any material default, material breach or material violation under a Mortgage which has not been remedied, cured or waived (but only in a case where a reasonably prudent lender of money secured on commercial property would grant such a waiver) or of outstanding material default, material breach or material violation by a Borrower under any Mortgage or of any outstanding event which with the giving of notice and/or the expiration of any applicable grace period and/or making of any determination, would constitute such a default, breach or violation.

          4.2.25 Seller has performed in all material respects all its obligations under or in connection with each Mortgage and so far as Seller is aware no Borrower has taken or has threatened to take any action against Seller for any material failure on the party of Seller to perform any such obligations.

          4.2.26 No litigation is subsisting to which Seller and a Borrower are party and to the best of the knowledge and belief of Seller no other dispute or complaint to which Seller and a Borrower are party is subsisting, threatened or pending, which (in either case and if adversely determined) would be reasonably likely to affect materially and adversely any Mortgage.

          4.2.27 If the Property subject to any Mortgage is leasehold, any requisite consent of the landlord to, or notice to the landlord of, the creation of such Mortgage has been obtained or given and placed with the title deeds and the relevant lease contains no provision whereby it may be forfeited on the bankruptcy or liquidation of the lessee.

          4.2.28 In the case of each Property the title to which is registered or for which application for first registration has been made or caused to be made to the Chief Land Registrar, an application has been made for the registration against the registered title in question of a restriction to the effect that (except under order of the Registrar) no subsequent charge by the registered proprietor of such Property shall be registered without the written consent of Seller.

          4.2.29
                  (i) No express recommendation was received by Seller from an independent qualified surveyor or valuer to carry out any environmental audit, survey or report which was not pursued; and

               (ii) the results of any environmental audit, survey or report which have been procured by Seller would, as at that date, have been acceptable to a reasonably prudent lender of money secured on commercial property and have been taken into account in the relevant valuation.

       4.2.30 No Mortgage has been discharged, terminated, redeemed, cancelled, rescinded or repudiated and neither Seller nor any Borrower has given any written intention to do so.

       4.2.31 Seller acted as a reasonably prudent lender of money secured on commercial property in giving any consent which allowed any Borrower to:

               (i) grant or agree to grant or surrender any lease or tenancy of the relevant Property;

               (ii) allow any person any licence or other right to occupy or share occupation of that Property;

               (iii) give any consent, licence or agreement to any lease or tenancy of the Property or any sub-lease or sub-tenancy thereof or to the assignment of any lease or tenancy of the Property or of any sub-lease or sub-tenancy thereof; or

               (iv) make any alteration or addition to the Property or any development or change of use thereof.

       4.2.32 No litigation, dispute or complaint to which Seller is a party is subsisting or, to its knowledge, threatened or pending which (in either case and if adversely determined) would be reasonably likely to affect materially the buildings insurance and no claim of a material nature has been made under any buildings insurance by Seller in relation to any Mortgage which is still outstanding.

       4.2.33 As at the date hereof, the commercial loan managers at Seller who are responsible for the Mortgages:

               (i) do not have any actual knowledge of any claim against a Borrower under:

                    (a)  the Clean Air Acts 1956, 1968 and 1993;
                    (b)  the Radioactive Substances Acts 1960 and 1993;
                    (c)  the Control of Pollution Act 1974;
                    (d)  the Food and Environmental Protection Act 1985;
                    (e)  the Water Resource Act 1991;
                    (f)  the Water Industry Act 1991;
                    (g)  the Planning (Hazardous Substances) Act 1990;
                    (h) the Environmental Protection Act 1990 and the Environment Act 1995;
                    (i)  the Public Health Acts; or
                    (j)  the rule in Rylands v Fletcher or in nuisance;

                    in relation to any Property which would, if adversely determined, materially and adversely affect the valuation of the relevant Property in the context of the loan to value calculation applied to the relevant Mortgage at or prior to its completion;

               (ii) have not received written notice of any matter likely in the opinion of that commercial loan manager to give rise to environmental liability for the Borrower in the foreseeable future of such materiality that it would materially and adversely affect the valuation of the relevant Property in the context of the loan to value calculation applied to the relevant Mortgage at or prior to its completion provided always that this paragraph (b) shall only apply to written notice of matters which under English environmental laws or regulations in force at today's date could give rise to a requirement to clean or to reinstate the relevant Property or to a claim against the Borrower; and

             (iii) have not received written notice of any default, forfeiture or variation of any occupational lease granted by a Borrower in respect of a Property or of the insolvency of any tenant of a

                    Property which would, in any case, render the relevant Property unacceptable as security for the advances secured by the Mortgage of that Property.

    4.5  MBS.  Seller represents and warrants to Purchaser that with regard to
         ---
         each MBS sold hereunder that, as of the Closing Date:

         (a) Seller acquired each MBS in the ordinary course of business, in good faith, for value and without notice of any claim against or claim to any of the MBS on the part of any person.

         (b) Seller does not have any actual or constructive knowledge or notice of any interest in the MBS that upon sale to the Purchaser and transfer in accordance herewith will be contrary to the interest of the Purchaser.

         (c) All conditions precedent and any restrictions upon the transfer of any MBS provided for in the pooling and servicing agreement relating to any given MBS have been satisfied (other than conditions precedent to be satisfied by Purchaser) and the transfer of each MBS to the Purchaser will be complete upon the execution and delivery of this Agreement by the parties hereto (provided that the transfer of registered ownership will only be complete after the trustee for each respective MBS has issued a new certificate, representing the MBS being transferred, registered in the name of the Purchaser).

5.  Representations and Warranties of Purchaser.  Purchaser represents and
    -------------------------------------------
    warrants to Seller that, as of the Closing Date:

    (e) Purchaser is duly organized and validly existing under the laws of its state of organization. Purchaser has the full right, power and authority to make, execute, deliver and perform this Agreement and the transaction contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

    (f) Purchaser has obtained all consents, approvals or authorizations required in connection with the execution, delivery or performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

    (g) Purchaser has complied with all rules, regulations and statutes required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

    (h) Purchaser has complied with all conditions precedent to be performed by a transferee provided for in each pooling and servicing agreement relating to any Asset that is an MBS.

6.  Representations and Warranties of WREIT.  WREIT represents and warrants to
    ---------------------------------------
    Seller that, as of the Closing Date:

    (a) WREIT is duly organized and validly existing under the laws of its state of organization. WREIT has the full right, power and authority to make, execute, deliver and perform this Agreement and the transaction contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

    (b) The execution of this Agreement, and the performance of the transaction contemplated under this Agreement will not result in a breach of any provision of the charter or bylaws or WREIT or result in a material breach of any legal restriction or any agreement to which WREIT is now a party or by which it is bound, or result in a violation of any law, rule, regulation, order, judgement or decree to which WREIT or its property is subject.

    (c) WREIT has obtained all consents, approvals or authorizations required in connection with the execution, delivery or performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

    (d) WREIT has complied with all rules, regulations and statues required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated by this Agreement.

  7.  Indemnification
      ---------------

      (a) Subject to provisions of this Section 7, Seller shall indemnify and hold Purchaser harmless for any third party claims or losses arising out of the acts or omissions of Seller with regard to the Assets prior to the Closing Date and, subject to provisions of this Section 7, Purchaser shall indemnify and hold

         Seller harmless for any third party claims or losses arising out of the acts or omissions of Purchaser with regard to the Assets after the Closing Date.

    (b) Neither party shall be entitled to indemnification under Section 7(a) hereof unless a Notice of Breach has been delivered by the party seeking indemnification on or before the Survival Date.

    (c) Neither party shall be liable under Section 7(a) hereof unless the total amount recoverable under Section 7(a) hereof exceeds, in the
         aggregate, $[    ]; provided, however, that if the indemnifying party's
         obligation under Section 7(a) hereof exceeds $[      ] in the
         aggregate, the indemnifying party's obligation under Section 7(a)
         hereof shall be for the full amount of such obligation less $[    ].

8.  Proration
    ---------

    For real properties, rental revenues and other income, and taxes, assessments, utility charges and other expenses affecting the property shall be prorated between Seller and Purchaser as of the Cut-Off Date, with the Seller to receive all income and be responsible for all expenses which accrued prior to the Cut-Off Date and the Purchaser to receive all income and be responsible for all expenses which accrued on or after the Cut-Off Date.

9.  MBS Payments
    ------------

    For MBS, Seller shall receive all principal and interest payments relating to the MBS which are made prior to the Cut-Off Date and the Purchaser shall receive all principal and interest payments relating to the MBS which are made on or after the Cut-Off Date.

10. Amendment
    ---------

    This Agreement may be amended only by written agreement signed by Seller, WREIT and Purchaser.

11. Counterparts
    ------------

    This Agreement may be executed in counterparts.

12.  Notices
     -------

    Any notice hereunder shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage pre-paid, or, in the case of facsimile transmission, when received and telephonically confirmed, in each case as follows:

      If to the Seller at:                4 St Paul's Churchyard
                                          London   EC4M 8AY
                                          England
                                          Attention: Managing Director
      With a Copy to:                     [Jill Forsyth]
                                          Wilshire Servicing Company UK Ltd
                                          Wilshire House
                                          19/21 Woolmead
                                          Farnham, Surrey
                                          England
                                          Telephone: 01252 723779
      If to Purchaser at:                 Wilshire Real Estate Partnership L.P.
                                          1776 SW Madison Street
                                          Portland, OR 97205
                                          Telephone: (503) 223 5600
                                          Attention: Lawrence Mendelsohn
      With a Copy to:                     James Waddington
                                          Proskauer Rose LLP
                                          1585 Broadway
                                          New York, NY 10036-8299
                                          Telephone: (212) 969 3110
      If to WREIT at:                     Wilshire Real Estate Partnership L.P.
                                          1776 SW Madison Street
                                          Portland, OR 97205
                                          Telephone: (503) 223 5600
                                          Attention: Lawrence Mendelsohn
      With a Copy to:                     James Waddington
                                          Proskauer Rose LLP

                                            1585 Broadway
                                            New York, NY 10036-8299
                                            Telephone: (212) 969 3110
13. No Partnership
    --------------

    Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto; the parties shall have the status of and act in all matters hereunder as independent contractors. Seller is not an agent of Purchaser and has no authority, and is not intended to have the power to create, extinguish or modify any right, obligation or liability of Purchaser to any person or entity whatsoever, including without limitation, any Asset obligor.

14. Successors and Assigns
    ----------------------

    This Agreement shall inure to the benefit of and be binding upon Seller, WREIT and Purchaser and their respective successors and assigns, as may be permitted hereunder. Purchaser may assign this Agreement or any Asset hereunder, together with all rights under this Agreement with regard to such Asset.

15. Severability
    ------------

    Each part of this Agreement is intended to be severable. If any provision of this Agreement is invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

16. Law Governing
    -------------

    This Agreement shall be construed in accordance with, and governed by, the laws of England.

17. Survival: Repurchase and Damages
    --------------------------------

    (a) The covenants, warranties and representations of the parties shall survive the Closing Date; provided, however, that no claim or action for a breach of any representation or warranty contained in this Agreement may be maintained by any Party unless such party shall have delivered a notice of breach specifying the details of such breach (including, to the extent practicable, a quantification of the damages arising from such alleged breach) to the other party on or before the Survival Date ("Notice of Breach"). A Notice of Breach shall only be sufficient to preserve a claim or action with respect to an alleged breach to the extent the Notice of Breach sets forth sufficient details identifying the specific breach and a quantification, to the extent practicable, of the damages arising therefrom.

  (b)  In the event of a breach of any representation or warranty set forth in
       Section 4, Seller shall have a period of 120 days from its receipt of Notice of any such breach within which to cure such breach in all material respects. Prior to enforcing its remedies against Seller, Purchaser shall make a claim on any title or property insurance policy, if any, to the extent that payment thereunder could reasonably be expected to reduce Seller's liability or to bring about a cure on account of such breach. If such breach by Seller shall not have been cured in all material respects within such 120 day period, Seller shall be required to repurchase the Asset pursuant to Section 17(c).

  (c) Seller shall be required to repurchase any Asset pursuant to this paragraph if prior to the Survival Date, Purchaser has notified Seller of a material breach of any representation and warranty set forth in Section 4 and such breach is not cured in all material respects within 120 day cure period. Seller shall be obligated, within 10 days following receipt of written demand by the Purchaser, to repurchase the related Asset. Seller shall repurchase any affected Asset hereunder at the Purchase Price of such Asset, plus the amount of any servicing advances made by Purchaser in respect of the related Asset, and minus any amounts received by Purchaser arising from the Asset after the Cut-Off Date. In connection with any repurchase of an Asset hereunder by Seller, Purchaser shall tender to Seller all portions of the Asset File with respect to such Asset previously delivered to Purchaser and any additional documents related thereto in Purchaser's possession, and each document therein which was endorsed or assigned to Purchaser as required by this Agreement, shall be endorsed or assigned to Purchaser as required by this Agreement, shall be endorsed and assigned to Seller in the same manner as provided therein. Notwithstanding anything to the contrary contained herein, Seller's obligation to repurchase any Asset shall terminate unless Purchaser shall have provided written notice to Seller of the breach on or before the Survival Date.

18. Further Assurances
    ------------------

    The parties agree that they will execute and deliver such further instruments and take such other action as any of them reasonably may require in order to more effectively to carry out the intent and purposes of this Agreement.

19. Attorney Fees
    -------------

    In the event there is any dispute arising out of this Agreement, the prevailing party shall be entitled to recover from the other all reasonable attorney fees and costs, whether or not at trial, on appeal, or in bankruptcy.

20. Jurisdiction and Venue
    ----------------------

    Any dispute arising out of this Agreement shall be resolved by the applicable courts in England, and Seller and Purchaser consent to personal jurisdiction and venue therein.

21. Waivers
    -------

    The failure of Purchaser or WREIT to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other provision with respect to that transaction or any other transaction with Seller.

22. Entire Agreement
    ----------------

    This Agreement, including any exhibits and schedules referred to herein, the Offering Memorandum and all prior written and computer information regarding the Assets provided by Seller to Purchaser constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties. The representations and terms of this Agreement shall supersede any inconsistent representations or terms in the prior written and computer information provided by Seller to Purchaser.

    EXECUTED AS A DEED the day and year first above written


    Signed as a Deed by                      )
    Wilshire Funding Company UK Limited      )
    acting by a director and its secretary   )

Wilshire Real Estate Investment Trust Inc     )
By: _____________________________________     )
Title: __________________________________     )

Wilshire Real Estate Partnership LP           )
by Wilshire Real Estate Investment Trust Inc  )
its General Partner                           )
By: _____________________________________     )
Title: __________________________________     )

                                  SCHEDULE ONE
                             DESCRIPTION OF ASSETS

                                  SCHEDULE TWO
                                FORM OF TRANSFER

                                 SCHEDULE THREE
                               NOTICE TO BORROWER

                                 SCHEDULE FOUR
                                  ENCUMBRANCES

                                       30